Exhibit 10.4
                                                         Agenda Date:  6/22/05
                                                              Agenda Item:  2G


                  [THE GREAT SEAL OF THE STATE OF NEW JERSEY]
                           Board of Public Utilities
                               2 Gateway Center
                               Newark, NJ 07102
                              www.bpu.state.nj.us






IN THE MATTER OF THE PETITION OF PUBLIC
SERVICE ELECTRIC AND GAS COMPANY FOR A               )
BONDABLE STRANDED COSTS RATE ORDER IN                )
ACCORDANCE WITH N.J.S.A. 48:3-49 ET SEQ.; TO         )
AUTHORIZE THE RECOVERY OF ITS "YEAR 4" BASIC         )
GENERATION SERVICE ("BGS") TRANSITION COSTS          )
(INCLUDING FEDERAL, STATE AND LOCAL TAX              )
LIABILITIES ASSOCIATED THEREWITH); TO                )          OFFICE OF THE
AUTHORIZE THE IMPOSITION OF A NON-                   )           ECONOMIST
BYPASSABLE BGS TRANSITION BOND CHARGE; TO            )
AUTHORIZE THE ISSUANCE AND SALE OF NOT               )       BONDABLE STRANDED
MORE THAN $150 MILLION AGGREGATE PRINCIPAL           )        COSTS RATE ORDER
AMOUNT OF BGS TRANSITION BONDS IN ONE OR             )
MORE SERIES WITH A SCHEDULED AMORTIZATION            )         BPU DOCKET NO.
UPON ISSUANCE OF UP TO FIFTEEN (15) YEARS; TO        )           EF03070532
APPROVE THE USE OF TRANSITION BOND                   )
PROCEEDS TO REFINANCE OR RETIRE                      )
OUTSTANDING DEBT AND/OR EQUITY AND TO                )
APPROVE THE FORMULA FOR THE CALCULATION              )
AND ADJUSTMENT OF THE BGS TRANSITION                 )
BOND CHARGE AND THE BGS MARKET TRANSITION            )
CHARGE-TAX RELATED THERETO.                          )

                            (SERVICE LIST ATTACHED)


BY THE BOARD:

On July 9, 2003, Public Service Electric and Gas Company ("Petitioner" or "PSE&G") filed a Petition with the Board of Public Utilities ("Board" or "BPU"), pursuant to the Electric Discount and Energy Competition Act, N.J.S.A. 48:3-49 et seq., ("EDECA"), requesting that the BPU issue an irrevocable Bondable Stranded Costs Rate Order ("BSCRO") for recovery of PSE&G's Basic Generation Service ("BGS") Transition Costs incurred during the period ("Year 4") from August 1, 2002 through July 31, 2003 ("Year 4 Deferred BGS Balance"), as well as related tax liabilities, and other related costs. Specifically, Petitioner requested that the BPU authorize: (i) the imposition of a non-bypassable Transition Bond Charge ("TBC"), as provided in N.J.S.A.


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48:3-67, and the collection of such charge (the "BGS Transition Bond Charge"
or "BGS TBC") by PSE&G or another entity approved by the Board; (ii) the imposition of a non-bypassable BGS Market Transition Charge-Tax ("BGS MTC-Tax") to recover the federal, state and local tax liabilities associated with the receipt of revenue from billing the BGS Transition Bond Charge; (iii) the sale of BGS Bondable Transition Property (as defined below) to an approved financing entity; (iv) the issuance and sale of not more than $150 million aggregate principal amount of transition bonds ("BGS Transition Bonds" or "transition bonds") by the financing entity to recover PSE&G's net-of-tax Year 4 Deferred BGS Balance, as recorded on its books as of the end of the month preceding the issuance of the BGS Transition Bonds, together with Upfront Transaction Costs (as defined below) associated therewith; and (v) the formula for the calculation and adjustment of the BGS TBC and BGS MTC-Tax to provide for the recovery of the principal and interest on the BGS Transition Bonds and related tax liabilities.

Petitioner asserts that the proceeds of the BGS Transition Bonds (net of Upfront Transaction Costs as defined below) will be used by or on behalf of PSE&G solely for the purpose of recovering its unamortized BGS Transition Costs, through the refinancing or retirement of its debt or equity, or both, including transactions completed prior to the date of and in anticipation of the issuance of the BSCRO.

I. BACKGROUND AND PROCEDURAL HISTORY

Basic Generation Service is a regulated electric generation service provided, pursuant to N.J.S.A. 48:3-57, to any electric utility customer that has not chosen an alternative power supplier. N.J.S.A. 48:3-51. Since August 1, 1999, the state's four electric public utilities ("electric distribution companies" or "EDCs") have been responsible for the provision of BGS. BGS Transition Costs are the amounts by which the payments by an EDC for the procurement of BGS supply and related ancillary and administrative costs exceeded the net revenues from the BGS charges established by the Board, pursuant to EDECA, during the four-year Transition Period from August 1, 1999 through July 31, 2003 ("Transition Period"). Such payments include payments to suppliers made by an EDC pursuant to a competitive procurement process for BGS supply during the Transition Period and related administrative costs.

The Board's 1999 Summary and Final Restructuring Orders as to PSE&G(1) (collectively, "Restructuring Orders") provided, among other things, that for the first three years of the Transition Period, PSE&G would obtain its BGS supply from the affiliated entity to whom it was transferring its generating units at the pre-established BGS prices reflected in rates. The Restructuring Orders further provided that PSEG's BGS supply for the fourth and final year of the Transition Period (August 1, 2002-July 31, 2003) would be procured via a competitive bidding process, and to the extent that its prudently incurred BGS supply costs exceeded the pre-established BGS prices reflected in rates, such costs would be subject to deferral and subsequent recovery with interest at a Board-approved rate at the end of the Transition Period.

By Order dated June 6, 2001, the Board directed PSE&G and the other three New Jersey EDCs to each file, by June 29, 2001, specific proposals to implement a Request for Proposals ("RFP") process for Year 4 of the Transition Period.(2) On June 29, 2001, the four EDCs filed a generic

__________________________

1 I/M/O Public Service Electric and Gas Company's Rate Unbundling, Stranded Costs and Restructuring Filings, BPU Dkt. Nos. EO97090461 et seq. (July 24, 1999, August 24, 1999).

2 I/M/O the Provision of Basic Generation Service pursuant to the Electric Discount and Energy Competition Act, N.J.S.A. 48:3-49 et seq. BPU Docket Nos. EX01050303, EO01100654, EO01100655, EO01100656, and EO001100657 (June 6,
2001).

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proposal, with individual company-specific addenda, recommending that BGS supply be secured by means of a simultaneous, multi-round, descending clock auction. By Order dated December 11, 2001, the Board approved a State-wide auction process for obtaining BGS supply for Year 4 and directed New Jersey's four EDCs, including PSE&G, to make compliance filings in response thereto. On December 12, 2001, PSE&G made its compliance filing, which included, among other things, a request for approval of its proposed accounting and cost recovery for its Year 4 BGS costs, including, but not limited to, a determination that: (i) the difference between its BGS revenue and BGS costs would be deferred; (ii) interest on this deferral would be accrued pending recovery at a rate equal to the yield on seven (7) year constant-maturity U.S. Treasury notes plus 60 basis points; and (iii) there existed a presumption of prudence with respect to the reasonableness of its Year 4 BGS supply costs. By Letter Order dated December 14, 2001, the Board approved PSE&G's compliance filing, including a presumption of prudence and reasonableness of its Year 4 BGS supply costs.

The Year 4 BGS auction was held in February 2002. By Order dated February 15, 2002, the Board certified the final results of the BGS auction in their entirety and approved the closing price for each EDC, including PSE&G.

On August 28, 2002, PSE&G filed a petition to recover its deferred balances ("deferred balances case"), Docket No. ER02080604. In its petition, among other things, PSE&G sought the recovery of its Year 4 Deferred BGS Balance. PSE&G's deferred balances case was transmitted by the Board to the Office of Administrative Law ("OAL"), and was consolidated with its petition for an increase in its base rates for distribution service and other charges ("base rate case"), Docket No. ER02050303, which had previously been transmitted to the OAL for hearings. The Board retained independent auditors ("Auditors") to perform an audit to verify the amount of PSE&G's deferred balances, including its Year 4 Deferred BGS Balance. The Audit was to be performed in two phases, the first phase covering the first three years of the Transition Period, and the second phase (the "Phase II Audit") covering Year 4.

On September 9, 2002, amendments to EDECA were enacted (P.L. 2002, c.84), which granted the Board the authority to permit the issuance of transition bonds for the recovery of up to the full amount of an EDC's reasonably and prudently incurred BGS Transition Costs, as defined in N.J.S.A. 48:3-51, subject to certain criteria being met.

Public hearings in PSE&G's deferred balances case were held on December 10, 11, and 16, 2002. Evidentiary hearings were held on March 3, 5, and 6, 2003. On June 6, 2003, the Administrative Law Judge ("ALJ") rendered an Initial Decision for the Board's consideration, in which he adopted the terms of a joint position among PSE&G and certain parties to the deferred balances case, the base rate case and other proceedings that had been consolidated with these cases ("June 6th Settlement Proposal"), which proposed to resolve all matters in the consolidated dockets, including the deferred balances case. Exceptions and Reply Exceptions to the Initial Decision were filed with the Board.

By Summary Order in Docket Nos. ER02050303 et al., dated July 31, 2003 ("Summary Order"), the Board adopted, with significant modifications, the Initial Decision and the non-unanimous June 6th Settlement Proposal. Among other things, the Summary Order authorized PSE&G to recover through its Non-Utility Generation Market Transition Charge ("NTC"), on an interim basis, its projected Year 4 deferred BGS balance of $241.5 million, at an annual amount of $28.1 million, subject to a true-up to reflect Petitioner's actual Year 4 deferred BGS balance as of July 31, 2003, and to reflect the findings of the Phase II Audit and a recalculation of interest, on a net-of-tax basis, necessitated by such adjustments. If the deferred BGS balance was not



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securitized by May 1, 2004, the interest rate for the interim period was to be adjusted to reflect the two-year Treasury rate as of August 1, 2003, plus 60 basis points.

The Board issued a more detailed Final Decision and Order in the consolidated dockets on April 22, 2004 ("Final Order"). The Final Order, which superseded the Board's Summary Order, provided a fuller discussion of the issues, as well as the reasoning in support of the Board's determinations.

After PSE&G filed the instant petition to securitize its Year 4 Deferred BGS Balance, the Board issued an RFP, to secure a financial advisor to assist the Board and its Staff in analyzing the petition, and fulfilling its statutory responsibilities under EDECA with respect to the potential issuance of BGS Transition Bonds. .After reviewing the submissions that were received, the Board, at its April 2, 2004 public agenda meeting, chose Saber Partners, LLC as its financial advisor ("Financial Advisor" or "FA"). To ensure that the issuance of BGS Transition Bonds would produce maximum benefits for PSE&G's customers, including the lowest transition bond charges consistent with market conditions and the terms of this Bondable Stranded Costs Rate Order, the Board determined that its Financial Advisor, under the supervision of Board Staff, should participate directly and in advance with PSE&G and its underwriters in all discussions and negotiations regarding the structuring, marketing, and pricing of the BGS Transition Bonds. Notwithstanding the above, the Board, acting through its designee pursuant to N.J.S.A. 48:3-62(c), retains ultimate and final authority to approve or disapprove the proposed structuring, marketing, and pricing of the BGS Transition Bonds and related transactions.

At a prehearing conference convened by Commissioner Frederick F. Butler, in January 2005, the parties, PSE&G, Board Staff and the Division of the Ratepayer Advocate ("Ratepayer Advocate" or "RPA") (collectively, "the Parties"), agreed to a procedural schedule in this matter which was memorialized in a January 18, 2005 letter from the Board's advising attorney, Senior Deputy Attorney General Helene S. Wallenstein. By consent of the parties, the procedural schedule was subsequently modified. PSE&G and the RPA prefiled simultaneous direct testimony on March 15, 2005. PSE&G prefiled the direct testimony of Morton A. Plawner, from PSE&G, and Wayne Olson, from Credit Suisse First Boston LLC, the underwriter of the proposed bonds (Exhibits PS-128 and PS-130, respectively). The Ratepayer Advocate prefiled the direct testimony of its independent consultant Matthew I. Kahal. (Exhibit RA-1).

On March 11, 2005, Petitioner published notice of the filing and of a public hearing to be held on April 1, 2005 in Newark in newspapers circulated within its electric service territory (Exhibit PS-126). Also on March 11, 2005, Petitioner mailed copies of the newspaper notice to the clerks of the municipalities, the clerks of the boards of chosen freeholders and the County Executives in PSE&G's electric service territory (Exhibit PS-127).

A combined public and evidentiary hearing was conducted before Commissioner Butler on April 1, 2005. No members of the public appeared at the public hearing. At the hearing, Messrs. Plawner, Olson and Kahal testified. In addition, Mr. Joseph Fichera of Saber Partners, LLC, the Financial Advisor to the Board and its Staff in this matter, made a brief statement explaining the role of the FA. (T79) An opportunity for cross-examination of the above-referenced witnesses was provided. In addition, at the hearing, the Board received into evidence all of the responses to requests for information from Board Staff and the Ratepayer Advocate (Exhibits PS-1 to PS-123). At the hearing, Commissioner Butler granted a request to reserve Exhibit PS-131 in evidence for an update by PSE&G of its actual Year 4 BGS deferral balance as of March 2005, which also was to be filed in its Quarterly 10-Q to the Securities and Exchange Commission ("SEC") for the first quarter of 2005.

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On or about April 12, 2006, PSE&G and the Ratepayer Advocate filed initial comments. On April 25, 2005, PSE&G filed reply comments. On May 6, 2005, PSE&G filed the reserved Exhibit PS-131, which was the updated response to data request S-PSEG-INF-4 REVISED 5/5/05, containing the monthly accumulated Year 4 BGS deferred balances with actual data through March 2005 and estimated data through June 2005. Based on Exhibit PS-131, it appears that PSE&G's net of tax balance on an actual basis through March 31, 2005 was approximately $115 million which was also the amount reported to the SEC in PSE&G's Quarterly Form 10-Q Report for the quarter ended March 31, 2005. To the above-mentioned $115 million deferred balance, PSE&G added estimated Upfront Transaction Costs of $2.7 million and requested authority to issue up to $118 million of securitization bonds.

II. THE PROPOSED TRANSITION BOND TRANSACTION

     a. Proposed Structure-Overview

A general description of the Transition Bond Transaction structure, as proposed by PSE&G in its Petition and Testimony follows. This proposed structure is subject to modification, subject to the terms and conditions of this Order, and depending on the requirements of tax authorities, input from the Board's Financial Advisor, input from underwriters in conjunction with the marketing of the Transition Bonds, and input from the rating agencies selected to assign credit ratings to the Transition Bonds. Pricing of the Transition Bonds will be determined by PSE&G in consultation with the underwriters and the Financial Advisor subject to ultimate and final approval by the Designee of the Board (the "Designee"), pursuant to the requirements of EDECA. The structure and terms of the Transition Bond Transaction will be fixed based on such approved pricing.

Pursuant to N.J.S.A. 48:3-62(a), N.J.S.A. 48:3-62(c) and N.J.S.A. 62(g),
Petitioner seeks the issuance of a BSCRO, authorizing it to securitize the unamortized balance of its Year 4 Deferred BGS Balance, net of tax, together with its reasonable costs incurred in issuing the BGS Transition Bonds, including the Financial Advisor's fees ("Upfront Transaction Costs"). Petitioner requests that the BSCRO provide, among other things, for: (I) the imposition of BGS Transition Bond Charges by Petitioner or another entity approved by the Board; (2) the imposition of related BGS MTC-Tax charges to recover federal, state and local tax liabilities associated with the revenue received from billing the BGS Transition Bond Charges; (3) the sale of BGS Bondable Transition Property (as defined below), together with related rights, to a bankruptcy-remote, special purpose financing entity ("SPE"); (4) the issuance and sale of BGS Transition Bonds by the SPE, in the amount approved by the Board, the proceeds of which are to be applied to the recovery of the unamortized balance of Petitioner's net-of-tax Year 4 BGS deferred balance, together with Upfront Transaction Costs associated therewith; and (5) approval of the formula for the calculation and adjustment of BGS Transition Bond and the BGS MTC-Tax charges to assure recovery of the principal and interest on the BGS Transition Bonds and related tax liabilities. Petitioner requests that adjustments to the BGS MTC-Tax be made in the same manner and at the same time as the BGS TBC is adjusted.

N.J.S.A. 48:3-62(c)(3) provides that the Board may authorize the issuance of transition bonds for the recovery of up to the full amount of an EDC's reasonably and prudently incurred BGS Transition Costs based on the criteria that such amount will produce benefits to ratepayers, including the achievement of the lowest BGS transition bond charges consistent with market conditions and the terms of the BSCRO. The net proceeds of the transition bonds must be used by or on behalf of the EDC solely for the purpose of reducing the amount of BGS Transition




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Costs through the refinancing or retirement of electric public utility debt or equity or both. N.J.S.A. 48:3-62(a).

N.J.S.A. 48:3-62(g) provides that an EDC may make a filing to request the Board to authorize the issuance of BGS Transition Bonds and to issue a BSCRO for the recovery of BGS Transition Costs. After notice and the opportunity for hearing, the Board may render a determination authorizing the issuance of BGS Transition Bonds if the statutory criteria are met. Prior to such bonds being issued, after the structure and pricing of the bonds are known, the Board's Designee must certify that the structure and pricing of the BGS Transition Bonds assure the lowest transition bond charges consistent with market conditions and the terms of the BSCRO. Such certification, when made by the Board's Designee after the pricing of the bonds, is final and uncontestable as of its date. Id.

On September 17, 1999, the Board issued an Order in Docket No. EF99060390 (the "1999 BSCRO"), authorizing PSE&G to recover a portion of its stranded generation costs, pursuant to N.J.S.A. 48:3-62(b) and (c), through the issuance and sale of up to $2.525 billion aggregate principal amount of Transition Bonds by a special purpose financing subsidiary of Petitioner. The 1999 BSCRO also authorized the sale of Bondable Transition Property, as defined by EDECA, and the imposition of a non-bypassable TBC and MTC-Tax, and approved a formula for the calculation and adjustment thereof. On January 31, 2001, Petitioner sold its right, title and interest in the Bondable Transition Property to PSE&G Transition Funding, LLC ("Transition Funding"), a special purpose, bankruptcy remote subsidiary of Petitioner formed for such purpose, and Transition Funding issued and sold $2.525 billion of its Transition Bonds, Series 2001-1 in payment therefore (the "1999 Transition Bond Transaction"). PSE&G asserts that the structure and terms and conditions for which approval is requested in this Petition are substantially similar to those approved by the Board in the 1999 BSCRO. The Board emphasizes, however, that its experience with BSCROs has been evolving since 1999, and that numerous BSCROs have been issued for other EDCs in the interim period. Thus, the Board's review of this Petition is a de novo review, and its Order in this matter will address the specifics of this Petition, as spelled out and discussed in this Order, and the record developed in this case, without reference to, or reliance upon, the 1999 BSCRO.

PSE&G asserts that the entire amount of the net proceeds received from the issuance of the BGS Transition Bonds shall be used to refinance or retire its outstanding debt or equity or both. Petitioner will account to the Board for the use of the net proceeds, so as to assure that the entire savings from the bond issuance is passed on to Petitioner's electric customers, in accordance with N.J.S.A. 48:3-62(a).

     b. Proposed Structure of the Transition Bonds Transaction

PSE&G asserts that the structure of the BGS Transition Bonds proposed in its Petition is subject to modification, depending upon the requirements of the taxing authorities, and input from underwriters in connection with the marketing of the BGS Transition Bonds and credit rating agencies selected by Petitioner to assign ratings to the BGS Transition Bonds. This proposed structure is also subject to modification, depending upon input from the Board's Financial Advisor, and subject to the terms and conditions of this Order. Petitioner asserts that the proposed structure is intended to minimize debt service costs and correspondingly maximize ratepayer savings by obtaining the best possible rating for the BGS Transition Bonds as asset-backed securities ("ABS").



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PSE&G requests authority to securitize its net-of-tax Year 4 Deferred BGS
Balance, as of the end of the most recent quarter for which financial information is publicly available with the SEC, as well as its Upfront Transaction Costs, as described more fully in Section (c) below. Petitioner also seeks to recover in the BGS TBC the principal and interest on the BGS Transition Bonds, together with the costs of paying, administering and servicing, credit enhancing and over-collateralizing the BGS Transition Bonds ("Ongoing BGS Transition Bond Costs" as more fully described in Section (d) below), and in the BGS MTC-Tax, all federal and state tax liabilities associated with the BGS Transition Costs and the collection of the BGS TBC (the "Tax Component"), as more fully described herein. Petitioner requests authority to use the proceeds of the BGS Transition Bonds to recover its BGS Transition Costs, plus Upfront Transaction Costs. PSE&G proposes that the BGS Transition Bond Charge be a separate, non-bypassable charge assessed and collected from all its customers and/or the customers of any successor distribution company within its service territory as such service territory exists as of the date of this Petition, except as provided in N.J.S.A. 48:3-77.

Petitioner asserts that the principal asset securing the BGS Transition Bonds will be the BGS Bondable Transition Property created pursuant to the BSCRO. Petitioner asserts that pursuant to N.J.S.A. 48:3-65, this BSCRO and the BGS Transition Bond Charges authorized hereby will become irrevocable upon this Order becoming effective in accordance with its terms, upon certification by the Designee, and upon written consent of Petitioner, pursuant to N.J.S.A. 48:3-68, and that after it becomes effective, this BSCRO cannot be rescinded, altered, repealed, modified or amended by the Board or any other governmental entity;, nor impaired by the State of New Jersey, pursuant to N.J.S.A. 48:3-66.

Petitioner asserts that it will form a new, non-utility, bankruptcy-remote special-purpose entity, wholly owned by PSE&G and that it will provide the initial capitalization of such SPE. Petitioner states that it will sell the BGS Bondable Transition Property (as herein defined) to the SPE in a transaction which, under N.J.S.A. 48:3-72, will be a legal true sale and absolute transfer to such SPE, and that the SPE will constitute a "financing entity" as defined in N.J.S.A. 48:3-51.

Petitioner proposes that, in order to raise the funds to pay the purchase price of the BGS Bondable Transition Property to PSE&G, the SPE will issue and sell BGS Transition Bonds, the net proceeds of which will be remitted to Petitioner. The SPE will issue and sell, as asset-backed securities, the BGS Transition Bonds in one of the following ways: 1) as a negotiated fully underwritten public sale in a fully underwritten limited public offering; 2) in a private placement; or 3) in a limited public offering under Rule 144A of the Securities and Exchange Commission. PSE&G asserts that all prior securitizations of utility stranded costs or BGS Transition Costs in New Jersey, including its 1999 Transition Bond Transaction, have been or are proposed to be structured as ABS and sold on a negotiated basis. To the extent that it may be more effective to market the BGS Transition Bond Transaction as a private placement or as a limited public offering under Rule 144A of the SEC, Petitioner indicates that it will do so. Petitioner asserts that the expertise of an underwriter is critical to the structuring, pricing and marketing of securities in the ABS market, and, accordingly, that such underwriter(s) will be engaged to perform these functions, subject to the approval of the Board, acting through its designated Staff with input from the Financial Advisor.

Petitioner asserts that all of the assets of the SPE, including, without limitation, the BGS Bondable Transition Property and the other collateral of the SPE (the "Other SPE Collateral"), will be pledged as collateral to secure the BGS Transition Bonds. Petitioner asserts that the Other SPE Collateral may include (without limitation): (1) the rights of the SPE under the BGS Transition Bond Transaction documents, including a sale agreement by which the SPE acquires



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the Bondable Transition Property and receives certain indemnification from the
Petitioner; (2) a servicing agreement by which Petitioner or any successor in that capacity acts as servicer of the Bondable Transition Property and is responsible for the related billing of the BGS TBC and BGS MTC-Tax (the "Servicer"); (3) an agreement by which the SPE will be administered; (4) various trust accounts of the SPE in which pledged funds of the SPE, will be deposited; (5) any investment earnings on amounts held by the Bond Trustee;
(6) the equity capital of the SPE; and (7) any hedging agreements entered into in connection with any variable rate bonds.

In its Petition, PSE&G requested that the Board approve the issuance of BGS Transition Bonds with a scheduled amortization not exceeding 15 years at the time of issuance, as permitted by N.J.S.A. 48:3-62(d), and with a final legal maturity beyond such scheduled maturity in order to minimize overcollateralization requirements and enhance the prospects of securing the highest possible credit rating for the BGS Transition Bonds. Petitioner subsequently agreed to a scheduled amortization not to exceed 10 years at the time of issuance, with final legal maturities of up to 12 years, if required to obtain the highest possible credit ratings for the BGS Transition Bonds. Petitioner proposes to assign portions of the bonds different maturities (called "tranching") to permit investors to select their preferred investment term. Petitioner asserts that this should result in lower interest costs and thus provide a benefit to ratepayers. Petitioner further requests that the duration of the BGS MTC-Tax be identical to the duration of the BGS Transition Bond Charge.

     c. Recovery of Upfront BGS Transaction Costs

Petitioner asserts that, in order to issue the BGS Transition Bonds and to produce benefits for its customers, it will incur Upfront Transaction Costs. Upfront Transaction Costs include, among other items, the underwriting spread, marketing expenses, advisory fees, rating agency fees, accounting fees, any SEC registration fees (assuming a registered public offering), printing and marketing expenses, trustees' fees, legal fees, the servicer set-up fee and the administrative cost of forming the SPE. Based on a then-estimated offering of $150 million of BGS Transition Bonds, Petitioner testified at the Friday, April 1, 2005 hearing that Upfront Transaction Costs of approximately $2.7 million would be incurred, which amount may vary, in part, based on the factors described below. (Exh. P-65).

Petitioner requests authority to recover the Upfront Transaction Costs from the proceeds of the sale of the BGS Transition Bonds, as authorized by N.J.S.A. 48:3-64, and asserts that the right to recover such amounts is conveyed by the BGS Bondable Transition Property. BGS Transition Bond proceeds will be set aside by Petitioner to pay Upfront Transaction Costs, exclusive of underwriters' discount, which will be netted from the proceeds of the bonds. Petitioner asserts that actual Upfront Transaction Costs will depend upon, among other variables, whether the bonds are registered with the SEC, how many credit ratings are obtained, final legal and trustee costs, and final compensation of the Board's Financial Advisor. Petitioner proposes to credit back to ratepayers any excess bond proceeds set aside to pay Upfront Transaction Costs and not applied for such purpose or to the recovery of PSE&G's Year 4 Deferred BGS Balance within 12 months of the bond issuance date. To the extent prior payment of such costs is made by Petitioner, Petitioner will be reimbursed from the proceeds of the BGS Transition Bonds.

     d. Recovery of Ongoing BGS Transition Bond Costs

Petitioner requests recovery of the Ongoing BGS Transition Bond Costs through the BGS TBC. Petitioner asserts that the primary Ongoing BGS Transition Bond Costs are the principal and



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interest on the BGS Transition Bonds. Other Ongoing BGS Transition Bond Costs
include the servicing fee of .05% of the initial principal amount of the Transition Bonds (the "Servicing Fee") paid to PSE&G as the Servicer (as defined below), or such higher fee (of up to 1.25%) as may be payable to a successor Servicer subject to Board approval(1), and the ongoing cost of any credit enhancement and overcollateralization authorized in this BSCRO.

Petitioner asserts that there will be a small amount of additional Ongoing BGS Transition Bond Costs, i.e., an administration fee, legal and accounting fees, directors' or managers' fees, rating agency fees, and trustee fees, an accounting of which will be provided to the Board. Ongoing BGS Transition Bond Costs may also include the net costs of any hedging arrangements entered into in connection with any variable rate BGS Transition Bonds. Petitioner asserts that such costs are "bondable stranded costs" pursuant to N.J.S.A. 48:3-51, and that the right to recover these costs is conveyed by the BGS Bondable Transition Property. Thus, PSE&G contends that these costs are includable in the BGS TBC in accordance with N.J.S.A. 48:3-64.

     e.   Approval of Final Terms and Conditions: BGS Transition Bond
          Transaction

Pursuant to the amendments to EDECA, the Board may authorize the issuance of transition bonds for the recovery of up to the full amount of an EDC's reasonably and prudently incurred BGS transition costs, based on the criteria that such amount will produce benefits for customers of the EDC, which include the lowest transition bond charges consistent with market conditions and the terms of the BSCRO. N.J.S.A. 48:3-62 (c) (3). After the pricing of the BGS Transition Bonds, when the final terms and pricing are known, in order for the transaction to proceed, the Board or its Designee must approve the final terms and conditions of the BGS Transition Bonds, and must certify that the structure and pricing of the BGS Transition Bonds assure that PSE&G's customers will pay the lowest BGS TBC consistent with market conditions and the terms of the BSCRO. N.J.S.A. 48:3-64(a)(3).

In order to assure that the Board and its Designee have all the information that they deem necessary to fulfill their statutory mandates, Petitioner will fully cooperate with and promptly provide any requested information to the Board's Designee, Board Staff and the Financial Advisor. On the day the BGS Transition Bonds are priced, Petitioner will file with the Board's Designee a Pricing Advice Certificate in the form of Appendix D attached to this Order.

Within one business day of the Designee's receipt of the Pricing Advice Certificate, the Designee will also receive a certification from the Financial Advisor in a form acceptable to the Designee. In addition, the Designee, upon the advice of the Financial Advisor, shall receive such certifications from the underwriters as the Designee, upon the advice of the FA, shall deem necessary. Petitioner requests that after the Board's Designee has reviewed the filed Pricing Advice Certificate and other certifications required by the Designee (at the time of the pricing of the BGS Transition Bonds and as described herein or at such other time as directed by the Designee), and finds them to be satisfactory, the Board's Designee file with the Board a Certification stating that the structure and pricing of the Transition Bonds assures that Petitioner's customers will pay the lowest BGS Transition Bond Charges consistent with market conditions and the terms of this Order. The proposed Certification by the Designee would also approve the terms and conditions of the BGS Transition Bonds, including scheduled amortizations of up to 10 years and final legal maturities of up to 12 years, if required to obtain

____________________

(1) Pursuant to N.J.S.A. 48: 3-71 (f), the Board may, at its discretion, establish criteria for the selection of any entity that may become a servicer of bondable transition property upon default or the adverse material change in financial condition of the electric public utility.

the highest possible credit ratings for the BGS Transition Bonds; semi-annual or quarterly payments on the BGS Transition Bonds, depending upon input from rating agencies and the FA, tax considerations and market conditions at the time of the pricing of BGS Transition Bonds; and the structuring of debt service on the BGS Transition Bonds upon issuance, so that the sum, for each annual period, of the Periodic Payment Requirement (as defined below) and the associated BGS MTC-Tax collections will be substantially equal.

     f. BGS Transition Bond Charge

Upon the issuance of the BGS Transition Bonds, Petitioner will include the BGS TBC in its charges to ratepayers. Petitioner asserts that the right to recover the BGS TBC will constitute separate Bondable Transition Property and for purposes of Petitioner's tariff will be separate and distinct from the Transition Bond Charge authorized by the Board's 1999 BSCRO. PSE&G proposes that the TBC from the 1999 BSCRO and the BGS TBC be combined for customer billing and administrative purposes, but such amounts will be separately recorded on its books pending payment to the Trustee. Similarly, PSE&G proposes that the MTC-Tax from the 1999 BSCRO and BGS MTC-Tax be combined for administrative and billing purposes.

Petitioner asserts that, from time to time, the BGS TBC will be reset by a formula to a level intended to recover the sum of the Ongoing BGS Transition Bond Costs, including, without limitation: (i) the principal of (in accordance with the Expected Amortization Schedule approved by the Designee after the pricing of the BGS Transition Bonds), and interest on, the BGS Transition Bonds authorized by the Board pursuant to this Order; (ii) the costs of administering the SPE; (iii) the costs of servicing the BGS Transition Bonds, including servicing and trustee fees, expenses and indemnities; (iv) amounts required to fund or replenish the overcollateralization account in accordance with overcollateralization schedule approved at pricing of the BGS Transition Bonds, including the reimbursement of any amounts drawn from the capital account; and (v) the ongoing expenses of any other credit enhancement agreement, including any amount or termination payment that might become due and payable by the SPE as a result of any interest hedging agreement entered into in connection with floating rate BGS Transition Bonds, if issued. The required periodic payment of all such amounts, including deficiencies on past due amounts for any reason, is hereinafter referred to as the "Periodic Payment Requirement" and the total of such requirements, until paid in full, the "Total Payment Requirement."

Petitioner proposes that the BGS MTC-Tax be adjusted at the same time and substantially in the same manner as the BGS TBC, to recover all taxes incurred in billing the BGS TBC. Petitioner proposes that the formula used to adjust the BGS TBC and the MTC-Tax consider assumptions as may need to be adjusted from time to time, including but not limited to energy sales forecasts, customer payment and charge-off patterns, defaults by third party suppliers (as described herein), the Periodic Payment Requirement and, with respect to the MTC-Tax, the applicable state and federal income tax rates in effect from time to time.

Petitioner requests that the BGS Transition Bond Charges remain in effect until the owner of the BGS Bondable Transition Property (the SPE) has received sufficient funds from BGS Transition Bond Charges to discharge the Total Payment Requirement, and that the BGS-Tax remain in effect until all associated tax liabilities have been recovered.

Petitioner proposes that the TBC from the 1999 BSCRO and the BGS-TBC, together with their related MTC-Tax charges, be combined on each non-residential customer's bill as a single separate line item. For residential customers, the two TBCs, together with their related MTC-Tax charges would be combined with the customer's electric distribution charges as a single item. All bills would, in addition, contain in text or in a footnote that such combined charges represent Bondable Transition Property sold pursuant to the 1999 BSCRO and BGS Bondable Transition Property sold pursuant to this BSCRO, and that such property is being collected by Petitioner on behalf of the SPEs, as owners of their respective Bondable Transition Property.

     g. Periodic Adjustments to the BGS Transition Bond Charge and MTC-Tax

N.J.S.A. 48:3-64(b) requires a BSCRO to provide for mandatory periodic adjustments by the Board of the BGS TBC ("True-Up Mechanism") upon petition of the affected EDC, its assignee or financing entity, to conform the transition bond charges to the schedule of payments and principal and interest on the transition bonds previously approved by the Board or its Designee pursuant to N.J.S.A. 48:3-64(a). Such periodic formulaic adjustments must be made at least annually. PSE&G asserts that, as Servicer under the Servicing Agreement, it will be responsible for filing documentation with the Board for any necessary periodic adjustments which it may request the Board to authorize pursuant to this BSCRO. PSE&G as servicer under the Servicing Agreement and any lawful successor to PSE&G as servicer is hereinafter referred to as the "Servicer."

Although Petitioner expects to file for annual adjustments, it also requests authorization to file more frequently than annually, i.e., quarterly, if necessary for credit rating purposes. Under N.J.S.A. 48:3-64(b), the Servicer shall propose such an adjustment in a filing with the Board made at least 30 days in advance of the date upon which the adjustment is requested to become effective. Petitioner proposes that any such proposed adjustment shall become effective on an interim basis on such date and shall become final 60 days thereafter, absent a Board Order to the contrary finding a manifest error (an arithmetic error evident on its face).

Petitioner also requests that the Board authorize periodic adjustments of the BGS MTC-Tax. Such adjustments would be made at least annually to reconcile the revenue received for income taxes to the income taxes required to be paid on the taxable net revenue received from billing the BGS Transition Bond Charges. Petitioner requests that the adjustments be made at the same time and in the same manner as set forth in the True-Up Mechanism for BGS Transition Bond Charges, in order to assure receipt of sufficient funds to recover tax liabilities incurred in billing the BGS Transition Bond Charges. Petitioner also requests that, upon its petition, the BGS MTC-Tax be adjusted based upon assumptions described in the formula described herein, as those assumptions are adjusted from time to time in accordance with the formula described herein. (See Attachment 3a to Appendix F.) Petitioner asserts that a delay in the periodic adjustment of the BGS MTC-Tax will not in any way adversely affect or delay implementation of the periodic adjustment of the BGS Transition Bond Charge described in the preceding paragraph.

Petitioner also requests authorization to petition the Board for permission to make "non-routine" adjustments, to accommodate changes to the formula described herein, if deemed appropriate by Petitioner to remedy a significant and recurring variance between actual and expected BGS Transition Bond Charge collections. Petitioner states that any such filing would have to be made at least 90 days prior to the proposed effective date, and could not be implemented without prior written Board approval.

Petitioner asserts that it intends to make routine annual and quarterly true-up filings for the BGS TBC and BGS MTC-Tax. Currently, pursuant to the 1999 BSCRO, Petitioner will file for adjustments annually through December 1, 2014, and will file quarterly thereafter commencing March 1, 2015.

     h. Remittance of BGS Transition Bond Charges

Petitioner proposes to remit, in its capacity as Servicer, at least monthly, to the BGS Transition Bond trustee ("Bond Trustee") the revenue received from billing BGS Transition Bond Charges, based on the collection methodology described by Petitioner. Petitioner asserts that this methodology is similar to that approved in the 1999 BSCRO; however, Petitioner proposes that, in the instant case, if collections are remitted less frequently than daily, Petitioner will credit ratepayers, not less frequently than annually, with an amount equal to the earnings (calculated using the average daily federal funds rate during the monthly remittance period) on the average daily balances of such collections to (but not including) the remittance date to the Trustee. Petitioner asserts that, as Servicer, it will receive the BGS Transition Bond Charge collections daily and, as authorized by N.J.S.A. 48:3-64(e), it may commingle BGS Transition Bond Charge collections with the 1999 Transition Bond Charge collections and with other customer payments until the remittance date to the Bond Trustee.

Petitioner proposes that BGS Transition Bond Charge collections from each customer will be applied first to the payment of the New Jersey Sales and Use Tax, which Petitioner will collect for remittance to the State and not for its own account or that of the SPE, and which are not "charges" for purposes of the following allocations, then to charges in arrears, if any, and then to current charges. With respect to each billing period, partial payments of charges will be allocated to the Transition Bond Charges for all series of Transition Bonds, to the MTC-Tax and to the Petitioner's other charges, pro rata, based on the proportions that the aggregate Transition Bond Charges, the related MTC-Tax and the Petitioner's other charges bear to the total charges collected. Partial payments of Transition Bond Charges will be allocated to the owners of Bondable Transition Property, pro rata, based on the proportions that the Transition Bond Charge representing the Bondable Transition Property created under the 1999 BSCRO, the BGS Transition Bond Charges created under this BSCRO and any Transition Bond Charges created pursuant to other subsequent financing orders bear to the total Transition Bond Charges collected.

Petitioner asserts that the Bond Trustee will retain BGS Transition Bond Charge collections received from Petitioner, as Servicer, until the Bond Trustee makes scheduled principal and interest payments and all servicing fees and ongoing expense payments to the appropriate parties. These distributions are expected to be made on a quarterly or semi-annual basis. Petitioner further states that the Bond Trustee will hold all BGS Transition Bond Charge collections received between the remittance date and distribution date in a collection account, and will invest the funds in the collection account in investment grade short-term securities that mature on or before the next distribution date. The investment income earned in the trust accounts held by the Bond Trustee may be used to satisfy currently scheduled interest and principal payments on the BGS Transition Bonds and related expenses, to distribute to the SPE (as a return on equity) an amount equal to interest earnings on the capital account and to satisfy scheduled overcollateralization amounts. Any earnings in excess of required amounts in such trust accounts (or required to be remitted to the SPE as a return on equity) will reduce the BGS TBC through the True-Up Mechanism.

Petitioner proposes that, upon retirement of all outstanding BGS Transition Bonds and any related Ongoing BGS Transition Bond Costs, any remaining amounts held by the Bond Trustee will be released to the SPE. At that time, Petitioner's equity in the SPE (and any investment earnings thereon) may be distributed to Petitioner, and Petitioner will credit an amount equal to any overcollected BGS TBC, less any amount of any unpaid MTC-Tax, to its customers against their distribution charges, or in such other manner as determined by the Board.

     i. Credit Enhancement

Petitioner proposes that the BGS Transition Bond documents incorporate the True-Up Mechanism authorized by N.J.S.A. 48:3-64(b), as described above, and overcollateralization amounts or other means of credit enhancement as required by the rating agencies or taxing authorities, as approved by the Board or its Designee.

Petitioner proposes that the BGS TBC be set to collect an overcollateralization amount over time in addition to the principal (in accordance with the expected amortization schedule) and interest payable on the BGS Transition Bonds and the other Ongoing BGS Transition Bond Costs. PSE&G proposes that it be permitted to determine the overcollateralization amount needed to satisfy the rating agencies, with input from the rating agencies and taxing authorities prior to the time BGS Transition Bonds are priced, subject to the approval of the Designee. As with other components of the BGS TBC, the overcollateralization component will be incorporated into each periodic adjustment to the extent necessary using the True-Up Mechanism.

Petitioner asserts that customers will receive credit against other rates then in effect equal to the amount of any collateral remaining after satisfaction of the Total Payment Requirement less any amount of any unpaid MTC-Tax charges (and after return of Petitioner's equity, together with interest earnings thereon). As a result, overcollateralization will not reduce customer benefits from the BGS Transition Bond Transaction.

     j. Formation of the SPE

Petitioner proposes that a new SPE be formed prior to the issuance of the BGS Transition Bonds as a wholly-owned, non-utility special purpose subsidiary of PSE&G. The SPE is expected to be a limited liability company.

Petitioner asserts that the fundamental organizational documents of the SPE will impose significant limitations upon the activities of the SPE and the ability of Petitioner to take actions as the holder of the equity interest therein. For example, the SPE will be formed for the limited purpose of acquiring the BGS Bondable Transition Property and Other SPE Collateral and issuing and selling the BGS Transition Bonds. It will not be permitted to engage in any other activities, and will have no assets other than the BGS Bondable Transition Property (as defined below) and the Other SPE Collateral. If rating agency criteria permit, there may only be one independent manager of the SPE.

     k. BGS Bondable Transition Property

Consistent with the definition in N.J.S.A. 48:3-51, Petitioner's bondable BGS transition property (the "BGS Bondable Transition Property") will consist of:
(1) the irrevocable right to charge, collect and receive, and be paid from collections of BGS Transition Bond Charges the amount necessary to provide for the full recovery of the Total Payment Requirement; (2) all rights of Petitioner under this BSCRO, including without limitation, all rights to obtain periodic adjustments of the BGS TBC pursuant to the True-Up Mechanism; and (3) all revenues, collections, payments, money and proceeds arising under, or with respect to, all of the BGS

Transition Bond Charges. Pursuant to N.J.S.A. 48:3-65 and 48:3-71, upon receipt of payment for the BGS Bondable Transition Property by the Petitioner from the SPE, the BGS Bondable Transition Property will constitute a vested, presently existing property right which will continuously exist as property for all purposes until the bonds are paid as provided in EDECA and this Order, whether or not the revenues and proceeds arising with respect thereto have accrued, and notwithstanding the fact that the value of the property right may depend upon consumers using electricity or the Servicer performing services; and the validity of any sale, assignment or other transfer of the BGS Bondable Transition Property will not be defeated or adversely affected by the commingling with the other funds of Petitioner the revenues received on account of the BGS Bondable Transition Property.

     l. Sale of BGS Bondable Transition Property to SPE

Petitioner requests that the Board approve the sale of the BGS Bondable Transition Property to the SPE in a transaction which, under N.J.S.A. 48:3-72, will be a legal true sale and absolute transfer to the SPE, notwithstanding any other characterization for tax, accounting or other purposes. Petitioner proposes that the SPE will have the right, among others, to exercise, through Petitioner or its successor electric public utility, any and all rights and remedies to collect any amounts payable by any customer with respect to the BGS TBC and related BGS MTC-Tax. For that purpose, the SPE will have the right to direct PSE&G or any successor utility to shut off electric power to the extent permitted in accordance with law and any applicable regulations and Board Orders. The SPE and other third parties, however, will not have any right to exercise any direct control over the distribution and transmission system of PSE&G or any successor electric public utility.

The Petitioner notes that the agreement in connection with the sale and transfer of the BGS Bondable Transition Property to the SPE will include representations and warranties with respect to, among other things, the validity of this Order, the BGS Bondable Transition Property and the title thereto, and will provide specific covenants and indemnities in connection with such transfer for the benefit of the holders of BGS Transition Bonds.

     m. Issuance of BGS Transition Bonds

Petitioner requests that the Board approve the issuance of BGS Transition Bonds by the SPE. Petitioner asserts that the holders of the BGS Transition Bonds will, by the terms of the BGS Transition Bonds, have recourse only to the SPE's credit and assets, and that the BGS Transition Bonds will be secured only by a pledge of all of the rights, title and interest of the SPE in its BGS Bondable Transition Property and Other SPE Collateral. Petitioner notes that the BGS Transition Bonds may be issued in series and classes with different terms.

     n. Non-Bypassable BGS Transition Bond Charge

Pursuant to N.J.S.A. 48:3-67, the BGS Transition Bond Charges established by the Board in this BSCRO will be non-bypassable and will be assessed against and collected from all customers of PSE&G or any successor electric public utility, except as provided in N.J.S.A. 48:3-77, within PSE&G's electric service area (as such service area exists as of the date of this Order), until the Total Payment Requirement is discharged in full. The BGS Transition Bond Charge will apply equally to each customer, regardless of class, based on the amount of electricity delivered to the customer through the transmission and distribution system of PSE&G or any successor electric public utility that may take over all or a portion of PSE&G's electric service area, including electricity sold to customers by any third party supplier ("TPS"), as described below. With respect to on-site generation, N.J.S.A. 48:3-77(b) provides that the BGS TBC will not be imposed on the electricity sold solely to the on-site customer of an on-site generator. However, N.J.S.A. 48:3-77(c) provides that the BGS-TBC shall be imposed on the generation from on-site generation facilities to the extent that on-site generation from facilities, installed subsequent to July 31, 1999, has displaced customer purchases from an EDC by an amount such that the kilowatt hours distributed by the electric public utility have been reduced to an amount equal to 92.5 percent of the 1999 kilowatt hours distributed by the EDC.

     o. Third Party Suppliers

Petitioner asserts that the billing, collection and remittance of BGS Transition Bond Charges by a third party supplier may increase the risk of shortfalls in the BGS Transition Bond Charge and BGS MTC-Tax collections due to a potential default, bankruptcy or insolvency of the TPS. It asserts that this could increase risks to investors, potentially increasing the required credit enhancement or reducing the credit rating of the BGS Transition Bonds, thereby potentially increasing the rate of interest on the BGS Transition Bonds that would be required by investors, and ultimately the BGS Transition Bond Charge and BGS MTC-Tax. In order to mitigate these alleged risks, satisfy rating agency concerns and minimize the cost to ratepayers, PSE&G proposes that all TPSs should be required to comply with the billing, collection and remittance procedures and information access requirements set forth below. Petitioner requests that the Board only authorize a TPS to bill and collect the BGS Transition Bond Charge and associated BGS MTC-Tax with respect to power sold by it for remittance to the Servicer if: (1) such TPS agrees to remit the full amount of all charges it bills to customers for services provided by Petitioner, together with BGS Transition Bond Charges and BGS MTC-Tax, regardless of whether payments are received from such customers, within 15 days of Petitioner's (or any successor Servicer's) bill for such charges; (2) such TPS provides the Servicer with total monthly kWh usage information for each customer in a timely manner for the Servicer to fulfill its obligations, as such information is the basis of such remittance; and (3) the Servicer is entitled, within seven days after a default by the TPS in remitting any charges payable to Petitioner, including BGS Transition Bond Charges and BGS MTC-Tax billed, to assume responsibility for billing all charges for services provided by Petitioner or any Servicer, including the BGS Transition Bond Charges and BGS MTC-Tax, or to transfer responsibility to a qualifying third party. In addition, if and so long as, such TPS does not maintain at least a "Baa2" and "BBB" or the equivalent rating on its long term unsecured debt from Moody's Investors Service or Standard & Poor's Rating Services, such TPS should be required to maintain, with the Servicer or as directed by the Servicer, a cash deposit or comparable security equal to two months' maximum estimated collections of all charges payable to the Petitioner, including the BGS Transition Bond Charges and BGS MTC-Tax, as agreed upon by Petitioner (or any successor Servicer) and the TPS. In the event of a default in the remittance of any such charges by a TPS, any shortfall in the BGS Transition Bond Charge or BGS MTC-Tax collections by a TPS would be included in the periodic adjustment of the BGS Transition Bond Charge and BGS MTC-Tax.

     p. Servicing

Petitioner requests that, pursuant to N.J.S.A. 48:3-71(f), it be authorized enter into a servicing agreement ("BGS Servicing Agreement") with the SPE to perform servicing functions on behalf of the SPE. Details regarding the BGS Servicing Agreement, including servicing compensation, are substantially as described in the Petition and will be described in the SEC Filing or in the offering memorandum relating to the sale of the transition bonds. The Petitioner states that under the Servicing Agreement, the Servicer is to receive an annual servicing fee equal to

0.05% of the initial principal amount of the BGS Transition Bonds (the "Servicing Fee"). The Petitioner also requests that the Board approve a higher annual Servicing Fee of any successor Servicer of up to 1.25% of the initial principal balance of all BGS Transition Bonds that the SPE has issued.

     q. MTC-Tax Component Recoveries

Petitioner requests the right to recover the BGS MTC-Tax of the BGS Transition Bonds until the principal of the transition bonds is repaid in full. The MTC-Tax will be subject to mandatory periodic adjustments (at the same time and in the same manner as the BGS Transition Bond Charges) to reconcile the revenue received for the payment of income taxes from the BGS MTC-Tax collections with the income taxes required to be paid on the taxable revenue received from billing the BGS Transition Bond Charges. Petitioner states that it will maintain separate accounting for the BGS MTC-Tax collections and the BGS TBC collections. Petitioner asserts that, pursuant to N.J.S.A. 48:3-72(a)(4)(c), its billing of the MTC-Tax will in no way affect or impair the legal true sale and absolute transfer of the BGS Bondable Transition Property to the SPE, or otherwise affect the legal rights and attributes of the BGS Bondable Transition Property under EDECA.

III. PETITION'S ASSERTED RATEPAYER BENEFITS

As set forth in Exhibit A attached to the Petition, PSE&G estimates that the issuance and sale of the BGS Transition Bonds will produce benefits to its ratepayers in the form of lower costs than would have been achieved without the issuance of the BGS Transition Bonds. Specifically, Petitioner asserts that, in accordance with N.J.S.A. 48:3-62(c)(3), the BGS Transition Bond Transaction will produce ratepayer benefits by lowering Petitioner's overall cost of capital and minimizing the rate impact as compared to the immediate recovery in one year of the then- unamortized Year 4 Deferred BGS Balance. In addition, Petitioner asserts that the appropriate comparison for determining ratepayer benefits is to compare the costs of securitization as proposed by the Petitioner and the costs under standard rate base/rate of return recovery. Petitioner argues that this comparison properly recognizes the capital structure boundaries that require the Petitioner to provide equity support to maintain an adequate credit rating and access to reasonably priced funds. PSE&G asserts that its proposed securitization transaction, as compared to standard rate base/rate of return recovery, would result in a benefit of over $36 million (over $32 million on a net present value basis assuming a discount rate of 6.52%). (PS-3 at 12.) Petitioner notes that the actual amount of ratepayer benefit resulting from the BGS Transition Bond Transaction will depend upon the actual amount of BGS Transition Bonds issued, prevailing interest rates, market conditions at the time the BGS Transition Bonds are priced, and the actual amount of Upfront Transaction and Ongoing BGS Transition Bond Costs. The final structuring, marketing, pricing, and terms and conditions of the BGS Transition Bonds will be subject to the approval of the Board and the Designee pursuant to this Order.

IV. USE OF PROCEEDS

Petitioner states that the proceeds, net of underwriting discount, from the sale of the BGS Transition Bonds will be remitted to PSE&G in consideration of PSE&G's sale of its BGS Bondable Transition Property. In accordance with N.J.S.A. 48:3-62(a), Petitioner proposes to use such proceeds, after payment of Upfront Transaction Costs, to refinance or retire its debt or equity, or both, including transactions completed prior to the date of and in anticipation of the issuance of this Order. Petitioner will account to the Board for the use of the net proceeds, so as to assure that the entire savings from the bond issuance is passed on to PSE&G's electric customers, in accordance with N.J.S.A. 48:3-62(a).

V. TESTIMONY OF THE RATEPAYER ADVOCATE

In his March 15, 2005 direct testimony, RPA witness Matthew Kahal addressed whether the deferred balance should be securitized and under what terms and, in the alternative, the appropriate carrying charge to be used should securitization not be approved. Kahal noted that an appropriate amortization period must be determined for use under either option. Kahal agreed with Petitioners that securitization is "a reasonable and potentially cost-effective method for financing the recoverable deferred balance provided the amount to be financed is large and a reasonably long time period for securitization is used" and suggested that a 10-year rather than 15-year maximum amortization period allowed by statute would be most appropriate. Kahal identified one more caveat: if overrecoveries in other non-BGS accounts were determined to be large enough to offset a significant amount of deferred BGS costs so as to make securitization not cost beneficial, then other alternatives should be used. Kahal proposed use of non-securitized debt at a higher interest rate but without upfront transaction costs if an amortization period less than 10 years were used or if the amount to be securitized were reduced substantially.

Kahal disagreed with Petitioner's position that it was entitled to rate base treatment of the deferred balance absent securitization. Kahal asserted that should securitization not occur, the Board's Order and the settlement agreement did not specify use of rate base/rate of return recovery. Instead, the Order refers to the settling parties' recommendation "that the appropriate carrying charge effective August 1, 2003 reflect a cost of capital that is commensurate with the time frame of amortization authorized by the Board." Kahal also raised a potential objection to Petitioner's method of calculating the year-end 2004 BGS balance. Kahal stated that it was not clear, as PSE&G had suggested, that the language of the Board Order on deferred balances authorized retroactive interest on the BGS balance. RA-1 at 7-8. RA-1 at 12-13. Kahal concluded that based on his own net present value tests, assuming a 10-year term and a 7 percent consumer discount rate, "securitization is preferable in terms of minimizing costs to customers, but only if it is determined that the deferred balance approximates the Company's estimate of $200 million," and added that the alternative scenario of using non-securitized financings could create capital structure effects that could cost ratepayers in future rate cases. RA-1 at 14-15.

VI. COMMENTS OF THE PARTIES

     a) RATEPAYER ADVOCATE

In its April 12, 2005 comments, the Ratepayer Advocate raised the following four issues. First, the RPA asserted that there is insufficient data on the record to conclude that the remaining Year Four BGS deferred balance should be securitized. The Ratepayer Advocate asserted that a review of the Phase II Audit Report regarding the Year 4 Deferred BGS Balance is required to support a decision to securitize that balance. Moreover, the RPA argued that in PSE&G's most recent deferral case, the Board found that PSE&G had overrecoveries in certain components of its deferred balances and approved, with modifications the June 6th Joint Position entered into by some of the parties, which provided for credits to be given to customers over 29 months beginning on August 1, 2003. The RPA argued that any remaining overrecoveries in PSE&G's deferred balances, including those which may still be at issue in the Phase II Audit Report need to be quantified and should be used to offset the amount to be securitized in this proceeding.

Second, the RPA argued that the Board should reject PSE&G's proposal to use its authorized rate of return in its most recent electric base rate case as the carrying charge for the Year 4 Deferred BGS Balance if the Board rejects the concept of securitization in this proceeding. The RPA also urged the Board to find the PSE&G has not shown that securitization will benefit ratepayers.

Third, the RPA asserted that if securitization is approved, all cost savings that accrue from the use of the proceeds of the transition bonds must be passed through directly to customers. For instance, the RPA argued that if long-term debt is retired, then the interest expense and other savings from the retirement should be credited to ratepayers.

Finally, the RPA asserted that Paragraph 12 of the June 6th Joint Position which deals with the change in interest rate if securitizations is not achieved by May 2004 should be interpreted as providing for the two-year constant maturity treasury rate on or closest to August 1, 2003 plus 60 basis points to apply prospectively from May 2004, not from August 1, 2003.

     b) PSE&G

On April 8, 2005, PSE&G filed post-hearing comments limited to the interest accrual issue as discussed at the April 1, 2005 hearing. PSE&G challenged RPA's questioning of whether the start date of August 1, 2003 for PSE&G's additional interest accrual of $645,581 through May 1, 2004 was authorized. PSE&G argued that the term "interim period" used in the June 6 Settlement and the Board Order in the deferred balances and base rate cases was intended to reflect the period between August 1, 2003 through the date that the Board accepted or rejected securitization of the BGS deferral balance. According to PSE&G, the settlement and Board Order intended to deal with three possible scenarios in which securitization was either approved and executed by May 1, 2004; or approved and executed after May 1, 2004; or securitization was rejected by the Board. PSE&G asserted that under each scenario the Board intended that August 1, 2003 would be the relevant date for determining carrying costs, but that: a short-term interest rate of one-year Treasury plus 50 basis points should apply if securitization was authorized by May 1, 2004; a longer-term interest rate if two-year Treasury plus 60 basis points should apply if securitization were not achieved until after May 1, 2004; and an overall cost of capital rate should apply if the Board rejected securitization. PSE&G argued that the instant requested Board authorization of securitization equates to the second longer-term scenario described above and, therefore, PSE&G asserted that it appropriately calculated additional accrued interest charges by using the period beginning August 1, 2003 and interest of 2.45% based on the two-year Treasury plus 60 basis points.

On April 22, 2005, PSE&G filed reply comments in response to the issues the RPA raised in post-hearing comments. First, PSE&G disagreed with the RPA's position that any current overrecoveries in non-BGS deferred balances should be used to offset the BGS deferral balance because the Board has already approved a joint position in PSE&G's recent deferred balance proceeding that provided a rate credit to customers to return certain overcollected deferred balances. PSE&G argued that to now apply overrecoveries against the BGS deferred balance would controvert the Board's decision in that case and would require a reversal of the credits causing, in effect, a rate increase.

Second, PSE&G disagreed with the RPA's argument that, if securitization is rejected, the Board should not approve PSE&G's after-tax weighted average cost of capital of 8.18% as the appropriate carrying costs. PSE&G argued that a mix of debt and equity supports both the physical and regulatory assets of the company, and thus the overall rate of return is the appropriate carrying charge to use in the event securitization is not approved. PSE&G also asserted that the RPA's arguments regarding the benefits of securitization is contradicted by the testimony of its own witness, citing the testimony of Mr. Kahal at pages 14 and 15.

Third, PSE&G disputes the RPA's claim that allowing securitization cost savings to be passed through to ratepayers via PSE&G's next distribution rate case would contradict the statutory requirement that the entire amount of cost savings achieved be passed on to ratepayers. PSE&G asserted that it would be inappropriate to reset rates based on a single input and the alternative would be a full rate case that is not required. Fourth, PSE&G reiterated its arguments regarding the use of August 1, 2003 as the correct beginning date for calculating additional accrued interest on the deferred BGS costs.

VII. DISCUSSION OF ISSUES

In 2002, the Legislature amended EDECA to permit, but not require, the Board to authorize the issuance of transition bonds to enable the EDCs to recover deferred BGS Transition Costs, as defined in N.J.S.A. 48:3-51, which were incurred by the EDCs to satisfy their obligation to provide customers with Basic Generation Service, provided that certain conditions are met. N.J.S.A. 48:3-62(c)(3) provides that "the board may authorize the issuance of transition bonds for the recovery of up to the full amount of an electric public utility's reasonably and prudently incurred basic generation service transition costs based on the criteria that such amount will produce benefits for customers of the electric pubic utility which include the lowest transition bond charges consistent with market conditions and the terms of the [BSCRO]."

Notwithstanding the RPA's assertion in its comments that the Petitioner has not shown that securitization will benefit ratepayers, PSE&G and the RPA`s witness appear to agree that securitization of PSE&G's net-of-tax Year 4 Deferred Balance with a 10-year amortization period would likely minimize costs to customers as compared to recovery of these balances through alternate eligible methods of recovery. RPA witness Kahal testified that due to its triple A status, securitized debt would carry a much lower interest rate than non-securitized debt, but would be burdened by additional Upfront Transaction Costs. (RA-1 at 15). Witness Kahal further testified that based on his own net present value analysis comparing 10-year securitized and non-securitized debt, the securitized debt "shows a slight [net present value] savings" and concluded that at this time, "it appears that securitization is preferable in terms of minimizing costs to customers'" assuming the deferred balance approximates Petitioner's estimate thereof. (RA-1 at 14-15). Mr. Kahal also testified that, in the instant case, securitization offers the ancillary benefit of enhancing PSE&G's financial integrity, because, when assessing PSE&G credit worthiness, rating agencies tend to exclude the securitized debt from the capital structure, thereby improving PSE&G's ratio of debt to equity.

Based on the record that has been developed in this proceeding, the Board believes, that, consistent with N.J.S.A. 48:3-62(c)(3), the BGS Transition Bond Transaction, after taking into account a reasonable level of Upfront Transaction Costs, should produce positive benefits to customers, including the lowest Transition Bond Charges consistent with market conditions and the terms of this Order. Rates to customers will not increase as a result of the issuance of the bonds, and may, in fact, decrease, depending on the final interest rate. Benefits will also include lower costs than would have been achieved under certain alternative recovery scenarios in the absence of the issuance of the Transition Bonds. All cost savings achieved as a result of securitization must be fully and timely passed through to ratepayers, in the form of reduced rates or mitigated rate increases, consistent with N.J.S.A. 48:3-62(a).

As to the RPA's concern expressed in its April 12th comments that the record data was insufficient to conclude that the Year 4 Deferred BGS Balance should be securitized in the absence of a final decision by the Board with respect to the Phase II Audit Report, the Board notes that at its May 6, 2005 public agenda meeting, it acknowledged receipt of the Phase II Audit Report and solicited comments from the parties thereupon, including the RPA. The Phase II Audit Report indicates no issues with respect to the Year 4 Deferred BGS Balance. Thus, the RPA's concern with not having seen the Phase II Audit Report with regard to the BGS deferred balances issue is moot.

Additionally, with regard to the RPA's argument that overrecoveries in non-BGS deferred balances should be applied to the outstanding Year 4 Deferred BGS Balance prior to authorizing securitization, the Board notes that pursuant to the Board's Final Order in the deferred balances/base rate case proceeding, PSE&G has already implemented credits to customers for those funds and they are no longer available for application in this proceeding. These credits for overrecoveries in certain of the Petitioner's deferred balances are being refunded to customers over a 29-month period, beginning August 1, 2003. Since these credits are already being used to reduce rates for PSE&G's customers, having the Board offset the deferred BGS balance with those same overrecoveries would necessitate a significant and immediate rate increase for PSE&G's electric customers which the Board does not deem appropriate. If any additional overrecoveries with respect to other deferred balances are identified as a result of the Board's final decision on the Phase II Audit, or in subsequent true-ups of these balances, these will be full and timely passed through to ratepayers in a manner to be determined by the Board.

Thus, in light of the specific facts of this case, the Board considers it in the public interest to approve the securitization of the net-of-tax Year 4 BGS deferred balance hereinafter discussed, pursuant to the relevant provisions of EDECA, without waiting for final resolution of any outstanding non-BGS Phase II Audit issues. In this manner, the advantages of securitization can be achieved while affording customers protection in terms of the review and consideration of any additional deferred balances which may be subsequently identified.

With regard to the RPA's concern regarding PSE&G's proposal to use its established rate of return in its most recent electric base rate case as the carrying charge of the Year 4 deferred balance if the Board rejects the concept of securitization, the Board's findings below authorizing the securitization of Year 4 Deferred BGS Costs render this issue moot.

With regard to the RPA's third concern in its comments that all costs savings that accrue from the use of the proceeds must be passed through directly to customers if securitization is approved, the Board accepts PSE&G's representation that the cost savings associated with this financing will be passed on to ratepayers by virtue of the fact that PSE&G will be replacing debt and equity in its capital structure and the right to earn a return in capital at its overall rate of return with lower cost securitized debt and the associated right to payment of the transition bond charge. The Board shares PSE&G's concern that the RPA's position appears to require an immediate resetting of the rates based on changes in capitalization and raises the issue of whether rates would also have to be reset for all other costs and revenue factors, thus suggesting the need for a new base rate case not contemplated for securitization to avoid single issue ratemaking that is not permissible.

Regarding the RPA's fourth concern that PSE&G used the wrong method to compute interest on the deferral balance resulting in additional charges of $645,581, in an effort to have securitization implemented more expeditiously, the Board will defer its review and resolution of this issue until Petitioner's next Non-Utility Transition Charge ("NTC") proceeding. All the Parties agree that the issue of retroactive interest should be left to another proceeding. PSE&G and the Ratepayer Advocate shall be deemed to have reserved their rights regarding their respective positions on this issue for the next NTC proceeding.

Based on its review of the record in this proceeding, including the testimony, discovery, information developed in hearing, comments and reply comments filed, the Board FINDS that securitization of Year 4 Deferred BGS Balance as described herein will result in lower costs to ratepayers than other methods of recovery and is in the public interest.


VIII. FINDINGS WITH RESPECT TO PETITION

Based on its review of the record of proceedings in this matter, the Board HEREBY FINDS:

Recovery of Costs

     1. The Board's Restructuring Orders provided, among other things, that PSE&G's BGS supply for Year 4 of the Transition Period (August 1, 2002-July 31, 2003), would be procured via a competitive bidding process, and to the extent that its prudently incurred BGS supply costs exceeded the pre-established BGS prices reflected in rates, such costs would be subject to deferral and subsequent recovery with interest at a Board-approved rate at the end of the Transition Period.

     2. By Order dated December 11, 2001, the Board approved a State-wide auction process for obtaining BGS supply for Year 4 and directed PSE&G to make a compliance filing in response thereto.

     3. On December 12, 2001, PSE&G made its compliance filing, which included, among other things, a request for approval of its accounting and cost recovery proposed for its Year 4 BGS costs, including, but not limited to, a determination that: (i) the difference between PSE&G's BGS revenue and BGS costs would be deferred; (ii) interest on this deferral would be accrued pending recovery at a rate equal to the yield on seven-year constant-maturity U.S. Treasury notes plus 60 basis points; and (iii) there existed a presumption of prudence with respect to the reasonableness of PSE&G's Year 4 BGS supply costs. By Letter Order dated December 14, 2001, the Board approved Petitioner's compliance filing, including the presumption of prudence and the reasonableness of its Year 4 BGS supply costs.

     4. By Order dated February 15, 2002, the Board certified the final results of the BGS auction in their entirety and approved the closing prices resulting therefrom, including those for PSE&G.

     5. On August 28, 2002, PSE&G filed a petition to recover its deferred balances, including the recovery of its Year 4 Deferred BGS Balance. Shortly thereafter, the Board retained independent auditors to perform an audit to verify the amount of Petitioner's deferred balances in two phases, the Phase I Audit covering the first three years of the Transition Period, and the Phase II Audit covering Year 4.

     6. By Summary Order dated July 31, 2003, as superseded by Final Decision and Order dated April 22, 2004, the Board, among other things, authorized Petitioner to recover through its Non-Utility Generation Market Transition Charge, on an interim basis over ten years, its projected Year 4 Deferred BGS Balance of $241.5 million, subject to a true-up to reflect the amount of its actual Year 4 Deferred BGS Balance as of July 31, 2003, and subject to the findings of the Phase II Audit and a recalculation of interest, on a net-of-tax basis, necessitated by such adjustments. The Phase II Audit has to date not been finalized; however, the outstanding issues do not include the prudence of Petitioner's Year 4 BGS supply costs.

     7. Petitioner seeks to recover the costs reflected in its Year 4 Deferred BGS Balance through the proceeds of BGS Transition Bonds. These costs constitute BGS Transition Costs as defined in EDECA, as amended.

     8. As a result of the ongoing amortization of this balance since August 1, 2003, Petitioner's Year 4 Deferred BGS Balance was approximately $115 million, calculated on a net-of-tax basis as of March 31, 2005, and is projected to be approximately $107.3 million, on a net-of-tax basis as of June 30, 2005, and $102.7 million as of September 30, 2005 (2)

     9. In addition, Petitioner seeks to recover through the proceeds of BGS Transition Bonds, Upfront Transaction Costs not to exceed $2.7 million.

     10 Pursuant to N.J.S.A. 48:3-62(c)(3), the Board may authorize the issuance of transition bonds for recovery of up to the full amount of an electric public utility's reasonable and prudently incurred BGS Transition Costs, subject to certain conditions.

     11. The amount which PSE&G is authorized to recover through the issuance of BGS Transition Bonds shall not exceed the lesser of its actual net of tax Year 4 Deferred BGS Balance at the time of securitization or $100 million, plus Upfront Transaction Costs of no more than $2.7 million.

     12. The Bondable Stranded Costs associated with the BGS Transition Bonds (including ongoing principal and interest on the bonds and other Bondable Stranded Costs discussed in this BSCRO) shall be recovered through the non-bypassable BGS TBC. Petitioner shall be entitled to recover all tax liabilities associated with the collection of the BGS TBC (including Federal Income and State Corporate Business taxes) through a separate TBC-Tax Component until the BGS Transition Bonds and Bondable Stranded Costs have been paid in full, and the BGS MTC-Tax related to BGS Transition Bond Transaction shall be adjusted at the same time and in the same manner as the TBC is adjusted as addressed in this order.

Benefits for Customers

     13. In accordance with N.J.S.A. 48:3-62(c)(3), the BGS Transition Bond Transaction, after taking into account the Upfront Transaction Costs will produce positive benefits to customers, including the lowest Transition Bond Charges consistent with market conditions and the terms of this Order. Rates to customers will not increase as a result of the issuance of the bonds, and may, in fact, decrease, depending on the final interest rate. Benefits will also include lower costs than would have been achieved under certain alternative recovery scenarios in the absence of the issuance of the Transition Bonds. All cost savings shall be fully and timely passed through to ratepayers, in the form of reduced rates or mitigated rate increases, consistent with N.J.S.A. 48:3-62(a).

______________________

2 Updated estimates as of June 9, 2005.

     14. The formula used to calculate the initial BGS Transition Bond Charge and the periodic adjustments thereto as described in Attachments A-2 and A-3 to Appendix F attached hereto, and in Appendix F hereto are reasonable and adherence thereto will provide assurance that customers will pay the lowest BGS Transition Bond Charges consistent with market conditions and the terms of this BSCRO, in compliance with N.J.S.A. 48:3-62(c)(3). The standard for the Board to use in making periodic adjustments of the BGS Transition Bond Charge final shall be the absence of a manifest error (i.e., an arithmetic error evident on the face of the filing) in the application of the BGS Transition Bond Charge adjustment formula, which standard the Board finds consistent with N.J.S.A. 48:3-64(b) and the achievement of the lowest possible interest cost on the BGS Transition Bonds. The estimate of the initial BGS Transition Bond Charge, determined in accordance with Appendix F attached hereto, and the assumptions used in calculating the initial BGS Transition Bond Charge, are reasonable. The request of the Petitioner that it be authorized to make non-routine adjustments of the BGS Transition Bond Charge formula as described in paragraph 2(f) hereof, subject to Board approval, is reasonable.

     15. The issue of the propriety of the additional interest charges of $645,581, as described above, will be considered in Petitioner's next NTC proceeding. All Parties' rights to assert their respective positions on this issue are reserved.

Structuring and Pricing

     16. To ensure that the issuance of the BGS Transition Bonds will produce maximum benefits for Petitioner's customers, including the lowest transition bond charges consistent with market conditions and the terms of this Bondable Stranded Costs Rate Order, the Board has determined that its Financial Advisor, Saber Partners LLC, under the supervision of Board Staff and the Board's Designee, will participate directly and in advance with Petitioner in all discussions and negotiations regarding the structuring, marketing, and pricing of the BGS Transition Bonds.

     17. The Board, acting through its Designee pursuant to N.J.S.A. 48:3-62(c), retains ultimate authority to approve or disapprove the proposed structuring, marketing, and pricing of the BGS Transition Bonds and related transactions.

     18. The procedures established in this BSCRO relating to the final approval of the structuring and pricing of the BGS Transition Bonds assure that, in accordance with N.J.S.A. 48:3-62(c)(3), Petitioner's customers will pay the lowest Transition Bond Charges consistent with market conditions and the terms of this BSCRO. As authorized herein by the Board and in full satisfaction of the requirements of N.J.S.A. 48:3-62(g) and N.J.S.A. 48:3-64(a)(3), the structuring and pricing of the BGS Transition Bonds will be conclusively deemed to satisfy the requirements of N.J.S.A. 48:3-62(c)(3), and the terms and conditions of the BGS Transition Bond financing shall be conclusively approved if so certified by the Designee upon the pricing of the BGS Transition Bonds.

     19. In order to assure that the Designee has all the information that he or she deems necessary to issue its certification, Petitioner shall cooperate with and timely provide any and all requested information to the Designee, Board Staff and the Board's Financial Advisor.

     20. The formation of the SPE by Petitioner, the capitalization of the SPE by Petitioner, the sale by Petitioner to the SPE of its BGS Bondable Transition Property, the providing of overcollateralization as described herein and as approved in the Designee

Certification, and the entering into a servicing agreement, subject to our finding in paragraph 22 below, an administration agreement, a sale agreement, other agreements and transactions by Petitioner and the SPE, all substantially as described in the Petition and as will be described in the SEC Filing or offering memoranda, are reasonable and necessary.

     21. The methodology for the remittance of Transition Bond Charges described in the Petition will satisfy the requirements of N.J.S.A. 48:3-62 and is a reasonable means of undertaking the remittance of these charges.

     22. Subject to other provisions of this BSCRO, the Servicing Fee to be paid to the Petitioner in its role as Servicer as described herein appears to be reasonable. However, if the Servicing Fee is greater than the actual incremental costs to service the BGS Transition Property, other rates of the Petitioner shall be adjusted to reflect the difference between actual servicing costs and the Servicing Fee. The Board finds the higher annual servicing fee of any successor Servicer of up to 1.25% of the initial principal balance of all BGS Transition Bonds that the SPE has issued, is reasonable.(3)

     23. The BGS TBC and MTC-Tax billing, collection and remittance procedures imposed upon any TPS as set forth in the Petition are reasonable.

     24. The Upfront Transaction Costs, not to exceed $2.7 million in the aggregate, are reasonable and recoverable by the Petitioner as Bondable Stranded Costs though the proceeds of the BGS Transition Bonds consistent with EDECA.

     25. The recovery of Ongoing Transition Bond Costs through the BGS TBC as described in this BSCRO is reasonable and consistent with EDECA. The collection of the BGS TBC (and the remittance thereof to the SPE) until payment in full of the BGS Transition Bonds is reasonable and permitted under EDECA.

     26. The scheduled amortization upon issuance for the BGS Transition Bonds of up to 10 years and the stated maturity of the BGS Transition Bonds of up to two additional years following the scheduled amortization is reasonable and permitted under EDECA.

     27. The issuance of series and classes of BGS Transition Bonds by the SPE in an aggregate principal amount not to exceed the sum of the lesser of Petitioner's actual unamortized net-of-tax Year 4 Deferred BGS Balance on the date of securitization or $100 million, plus (ii) Upfront Transaction Costs not to exceed $2.7 million, is reasonable and consistent with EDECA and with this BSCRO.

     28 The True-Up Mechanism to obtain adjustments to the BGS Transition Bond Charge and the MTC-Tax described hereinabove and set forth in Appendices C and F hereof is reasonable.

Use of Proceeds

     29. Petitioner's proposed application of the net proceeds of the BGS Transition Bonds as described herein is reasonable and consistent with EDECA.

_________________________

(3) The naming of a Successor Servicer which may cause a higher Servicing Fee up to a maximum 1.25% (125 basis points) applies only in the case of a default by the original Servicer. It shall not be construed to be triggered by other changes in corporate structure or function such as the transfer of functions to sister or subsidiary companies, voluntary outsourcing or merger or acquisition of the Servicer.

Regulatory Compliance

     30. In light of the specific provisions of EDECA governing the Transition Bond Transaction, PSE&G's Petition is found to comply with N.J.A.C. 14:1-5.6 and -14:1-5.9, to the extent either regulation might be deemed applicable.

     31. Petitioner's undertaking with respect to amortization of the discount, if any, on the Transition Bonds shall comply with N.J.A.C. 14:1-5.9A.

Periodic Adjustment of the MTC-Tax

     32. The MTC-Tax will be subject to mandatory periodic adjustment at the same time and in substantially the same manner as adjustments to the BGS Transition Bond Charges; provided, however, the Petitioner makes reasonable efforts to utilize any and all deductions to taxable income for which it may be eligible with respect to the securitization transaction, now or in the future, whether or not such deductions are contained in the formula presented by PSE&G in its Petition, so that the MTC-Tax Component does not result in the overrecovery or underrecovery of taxes to the Petitioner. The Board finds that if that the amortization of Upfront Transaction Costs creates one such deduction, the formula must be modified to incorporate such a determination.

VIII. ORDERS

     Based on the foregoing, the record of proceedings on the Petition, and the provisions of the Act, the Board HEREBY ORDERS:

     1. Petitioner's request for a BSCRO pursuant to N.J.S.A. 48:3-62 is approved subject to the terms and conditions stated herein.

     2. The Board hereby authorizes Petitioner to recover to the lesser of its then-outstanding net of tax Deferred Year 4 BGS Balance at the date of Securitization or $100 million, together with Upfront Transaction Costs, not to exceed $2.7 million, through the issuance of BGS Transition Bonds.

     3. The Board hereby approves the formula for the calculation and adjustment of the BGS Transition Bond Charges and the MTC-Tax Component, in accordance with the Board's Findings herein.

     4. The issuance of BGS Transition Bonds in an aggregate principal amount not to exceed the lesser of its then-outstanding net of tax Deferred Year 4 BGS Balance at the date of Securitization or $100 million, plus Upfront Transaction Costs not to exceed $2.7 million, is authorized.

Bondable Transition Property and Transition Bond Charges

     5. The sale by the petitioner to the SPE of the BGS Bondable Transition Property is authorized.

     6. The BGS Transition Bond Charges will be assessed against all existing and future electric customers of Petitioner or any successor within the service area of Petitioner (as such service territory exists on the date of this Order), except as provided in N.J.S.A. 48:3-77, and will apply equally to each customer of Petitioner, regardless of class, based on the amount of electricity delivered to the customer (whether purchased from the Petitioner or a TPS) through the transmission and distribution system of Petitioner or any successor electric public utility who may take over all or a portion of the Petitioner's service area. Pursuant to N.J.S.A. 48:3-77, the TBC shall be imposed on the power produced by on-site generators only under the circumstances specified therein.

     7. BGS Transition Bond Charges will be set at a level sufficient to recover the Total Payment Requirements. The MTC-Tax will be set at a level sufficient to recover the Tax Component. The BGS Transition Bond Charge and the MTC-Tax will remain in effect until the SPE, as owner of the BGS Bondable Transition Property, has received BGS Transition Bond Charges sufficient to recover the Total Payment Requirements and Petitioner has recovered the Tax Component.

     8. Pursuant to EDECA, there is created and established for the benefit of Petitioner (or any assignee in accordance herewith) BGS Bondable Transition Property consisting of the irrevocable right to charge, collect and receive, and be paid from collections of, the BGS Transition Bond Charges in the amount necessary to meet the Total Payment Requirements, all rights of Petitioner to the BGS Bondable Transition Property under this Order with respect to the BGS Transition Bond Charges, including without limitation, all rights to obtain periodic adjustments of the BGS Transition Bond Charges pursuant to N.J.S.A. 48:3-64, and all revenues, collections, payments, money and proceeds arising under, or with respect to, all of the foregoing.

     9. Pursuant to N.J.S.A. 48:3-65, once this Order becomes effective pursuant to N.J.S.A. 48:3-68, neither the Board nor any other governmental entity will have the authority, directly or indirectly, legally or equitably, to rescind, alter, repeal, modify or amend this BSCRO, to revalue, re-evaluate or revise the amount of BGS Bondable Stranded Costs, to determine that the BGS Transition Bond Charges or the revenues required to recover BGS Bondable Stranded Costs are unjust or unreasonable, or in any way to reduce or impair the value of the BGS Bondable Transition Property, nor shall the amount of revenues arising with respect thereto be subject to reduction, impairment, postponement or termination, provided, however, that nothing in this BSCRO will preclude adjustments of the BGS Transition Bond Charges or the MTC-Tax in accordance with the provisions hereof and of N.J.S.A. 48:3-64.

     10 Pursuant to N.J.S.A. 48:3-65, and notwithstanding any other provision of law, thisBSCRO and the Transition Bond Charges authorized herein will become irrevocable upon this BSCRO's becoming effective pursuant to N.J.S.A. 48:3-68. This BSCRO, the BGS Transition Bond Charges and the BGS Bondable Transition Property will constitute a vested, presently existing property right upon the transfer to an assignee and receipt of consideration for such BGS Bondable Transition Property.

     11. Pursuant to N.J.S.A. 48:3-64, until the Total Payment Requirements have been fully satisfied, this BSCRO and the authority to meter, charge, collect and receive the BGS Transition Bond Charges and the MTC-Tax will remain in effect and Petitioner shall be obligated to provide electricity to its customers and will have the right to meter, charge, collect and receive the BGS Transition Bond Charges and MTC-Tax, which rights and obligations may be assignable solely within the discretion of Petitioner, subject to any Board approvals which may be statutorily required.

Sale, Pledge and Assignment of Transition Property

     12. In accordance with EDECA and as described in the Petition, Petitioner is authorized to sell, pledge or assign any or all of its interest in BGS Bondable Transition Property that arises from this BSCRO directly, or indirectly through an assignee, to the SPE. The SPE is authorized to acquire the BGS Bondable Transition Property and is approved and designated as a "financing entity" (as defined in N.J.S.A. 48:3-51) for such purpose, and for the purpose of issuing BGS Transition Bonds and pledging the BGS Bondable Transition Property to the payment of the BGS Transition Bonds.

     13 The SPE will pay the purchase price of the BGS Bondable Transition Property equal to the net proceeds from the issuance of the BGS Transition Bonds directly or indirectly to Petitioner, to be applied as described in the Petition and in Petitioner's Testimony and as modified herein.

     14. Upon the sale by Petitioner of the BGS Bondable Transition Property to the SPE as described in this BSCRO, the SPE will have all of the rights originally held by Petitioner with respect to the BGS Bondable Transition Property, including, without limitation, the right to exercise any and all rights and remedies, including the right to direct the Petitioner or any successor electric public utility to shut-off electric power to the extent permitted by law and any applicable regulations, and to assess and collect any amounts payable by any customer in respect of such BGS Bondable Transition Property, notwithstanding any objection or direction to the contrary by the Servicer.

     15. Upon the sale by Petitioner of BGS Bondable Transition Property to the SPE, Petitioner or any successor Servicer will not be entitled to recover the BGS Transition Bond Charges other than for the benefit of the holders of Transition Bonds in accordance with Petitioner's duties as Servicer of such BGS Bondable Transition Property as authorized in this BSCRO.

Structure, Terms and Conditions and Marketing of BGS Transition Bonds; Appointment of Designee

     16. The final structure, pricing, terms and conditions of the BGS Transition Bonds, to the extent consistent with the provisions of this BSCRO, may be approved by the Designee pursuant to his or her delegation of authority from the Board, pursuant to N.J.S.A. 48:3-62(c)(3) 48:3-62(g), and N.J.S.A. 48:3-64(a)(3), respectively, after the BGS Transition Bonds are priced. The scheduled amortization upon issuance of the BGS Transition Bonds will be up to 10 years, and the final legal maturity will be up to two additional years. The BGS Transition Bonds may be issued in series and classes with different terms. Debt service on the BGS Transition Bonds shall be scheduled upon issuance so that the sum, for each annual period, of (i) the Periodic Payment Requirements and (ii) the associated MTC-Tax will result in a substantially equal per kilowatt-hour (kWh) charge. One or more classes of BGS Transition Bonds may be issued as variable rate instruments, the interest on which will be fixed or hedged in accordance with the terms of any hedging arrangements consistent with this BSCRO. The Designee will determine whether to approve or reject the pricing of the BGS Transition Bonds following the receipt of the Pricing Advice Certificate in the form of Appendix D attached hereto to be delivered by Petitioner on the day the BGS Transition Bonds are priced, and as described herein such additional information as the Designee may deem necessary. The Pricing Advice Certificate shall demonstrate that, based upon the market conditions existing at the time of pricing, the proposed structuring, marketing, and pricing of the BGS Transition Bonds will result in the lowest BGS Transition Bond Charges consistent with such market conditions and the terms of this BSCRO. The Financial Advisor shall notify the Petitioner and the Board not later than the close of one business day after the pricing date for each series of BGS Transition Bonds whether or not, in its opinion, the structuring, marketing and pricing of the BGS Transition Bonds complies with the criteria established in this BSCRO.

     17. The Financial Advisor will: (1) provide advice to the Board and its Staff on the Petitioner's filing; (2) provide financial advice to the Board, the Designee, and Board Staff with respect to the structuring, marketing, and pricing of the BGS Transition Bonds, as authorized by this Order; (3) participate fully and in advance in all aspects of Petitioner's structuring, marketing, and pricing of the BGS Transition Bonds on behalf of the Board and its Staff; (4) advise the Board and its Designee via timely certification to be filed on the next business day after the Petitioner's Pricing Advice Certificate is filed, whether or not the Petitioner's proposed structuring, marketing, and pricing of the BGS Transition Bonds will yield the lowest BGS Transition Bond Charges consistent with market conditions existing at the time the BGS Transition Bonds are priced, EDECA, and the terms of this Order; (5) attend Commissioner briefing sessions and other meetings and hearings as deemed necessary by Board Staff; and (6) provide a final report to the Board on the results of the financing process with recommendations to improve future financings.

     18. In support of his or her Certification, the Designee may conclusively rely without further investigation (i) on the Findings set forth above in Findings Paragraph 13 as to the benefit to Petitioner's ratepayers from the proposed BGS Transaction as required by N.J.S.A. 48:3-62; (ii) upon the advice and certification of the Board's Financial Advisor as described herein; (iii) upon the certification of any managing or lead underwriter; and (iv) upon the certification of the Petitioner. The Designee Certification approving the terms of the BGS Transition Bonds shall be substantially in the form of Appendix A hereto, shall constitute a part of this BSCRO, shall constitute a full and complete record of the determinations and approvals made therein and full satisfaction of the requirements of N.J.S.A. 48:3-62(c)(3), 48:3-62(g) and N.J.S.A. 48:3-64(a)(3), and shall be final and uncontestable as of its date. In furtherance of the foregoing, the Board further orders that:

     (A) Commissioner Frederick F. Butler be, and he hereby is, designated to act as Designee in accordance with the terms of this Order or, in his absence or incapacity, each other Commissioner of this Board be, and each of them hereby is, designated to act as such Designee; The Designee shall act in accordance with the terms of this Order and the Designee Guidelines attached hereto as Appendix E;

     (B) Petitioner is hereby directed to (i) afford Board Staff, the Designee and the Financial Advisor the opportunity to participate directly, fully, and in advance in all negotiations regarding proposed structuring, marketing, and pricing of the BGS Transition Bonds; (ii) provide information regarding the proposed offering on a timely basis in order to enable each of them to discharge their responsibilities to this Board; (iii) promptly advise any person or entity interested in participating in the proposed offering as an underwriter of the above terms and conditions of this Order; and
          (iv) permit the Financial Advisor, on behalf of the Board and its Staff, subject to the supervision of Board Staff, to participate in the selection of underwriter(s), trustee(s) and any other credit or financial parties required to complete the BGS Transition Bond Transaction and to review, comment upon, and recommend approval of, the terms of all transaction documents.

     (C) The Board hereby directs its Financial Advisor to recommend the rejection of any aspect of the BGS Transition Bond Transaction that does not comply with all of the criteria established in this Order. The Board's Financial Advisor shall promptly advise Petitioner and Board Staff and the Board's Designee if, in its opinion, any aspect of the BGS Transition Bond Transaction including, but not limited to the structuring, marketing, and pricing of the BGS Transition Bonds is unreasonable or unlikely to result in the lowest BGS Transition Bond Charges consistent with market conditions existing at the time the BGS Transition Bonds are priced and the terms of this Order.

     (D) The Designee is hereby directed to deliver, within 24 hours of pricing of the BGS Transition Bonds and delivery by Petitioner of its Pricing Certificate, its certification substantially in the form of Exhibit A attached hereto approving the structuring and pricing of the BGS Transition Bonds or a notification to the Petitioner that the Designee does not approve the BGS Transition Bond transaction and setting forth the reasons supporting its disapproval; and

     (E). No delay or error in any filing by the Designee, or error in any such certificate or any information received by the Designee from the Petitioner, the Board's Financial Advisor, the underwriter or Staff, will affect the validity of this BSCRO, the BGS Bondable Transition Property or the BGS Transition Bonds, or the finality or incontestability of the Designee's approval of the BGS Transition Bonds.

     19. The issuance and sale of the BGS Transition Bonds through negotiation with underwriters, either through a public offering or a limited public offering under Rule 144A of the Securities and Exchange Commission, with or without registration rights, is approved. The delivery by the Designee of his or her certification in the form of Appendix A shall constitute conclusive approval of the manner of offering of the BGS Transition Bonds.

     20. The SPE has the express authority to enter into interest rate swap arrangements in connection with any floating rate class of BGS Transition Bonds.

Recovery of Bondable Stranded Costs

     21. In accordance with N.J.S.A. 48:3-69, Transition Bonds will be recourse only to the credit and assets of the SPE. Investment income earned on the trust accounts held by the Bond Trustee may be used to satisfy current scheduled interest and principal payments on the Transition Bonds and related expenses, to distribute to the SPE (as a return on equity) an amount equal to interest earnings on the capital account, and to satisfy the scheduled overcollateralization amount. Any earnings in excess of amounts required to be held in such trust accounts or required to be remitted to the SPE as a return on equity) will reduce the BGS Transition Bond Charge annually through the True-up Mechanism.

     22. Upfront Transaction Costs not to exceed $2.7 million are authorized to be recovered through the issuance of BGS Transition Bonds and Petitioners shall keep an accounting of all Upfront Transaction Costs. Petitioner is authorized and directed to pay to the Financial Advisor an initial fee of $330,000 upon issuance of the BGS Transition Bonds, in immediately available funds by wire transfer at closing. Petitioner will make further payments, if any, not to exceed $100,000 in the aggregate, to the Financial Advisor upon the written instruction of the Board.

     23. The Ongoing Transition Bond Costs as described herein are authorized to be recovered through the BGS Transition Bond Charge.

Issuance Advice Letter

     24. Pursuant to N.J.S.A. 48:3-64(a)(3), not later than five business days after issuance and sale of the BGS Transition Bonds, Petitioner will notify the Secretary of the Board, in an Issuance Advice Letter substantially in the form of Appendix B hereto, of the initial BGS Transition Bond Charge and related MTC-Tax (which are hereby approved), the expected amortization schedule approved in the Designee Certification and related matters. The Issuance Advice Letter will be automatically effective upon filing with the Secretary of the Board. No delay or error in such filing will affect the validity of this BSCRO, the BGS Bondable Transition Property or the BGS Transition Bonds.

Servicing of Transition Bonds

     25. Petitioner, as Servicer, is authorized to enter into a servicing agreement with the SPE, substantially as described in the Petition and as will be described in the SEC filing or the offering memorandum, pursuant to which PSE&G agrees to continue to operate its distribution system to provide service to its customers, to impose, charge, collect and receive BGS Transition Bond Charges with respect to BGS Bondable Transition Property for the benefit and account of such SPE or its assigns, and to account for and remit these amounts to or for the account of such SPE or its assigns in the manner described in the Petition.

     26. The Original TBC and the BGS-TBC, together with their related MTC-Tax charges, will be combined on each non-residential customer's bill as a single separate line item. In the case of residential customers, the Original TBC and the BGS-TBC, together with their related MTC-Tax charges, will be combined with the customer's electric distribution charges as a single item. All bills will, in addition, contain in text or in a footnote that such combined charges represent Bondable Transition Property sold pursuant to the 1999 BSCRO and BGS Bondable Transition Property sold pursuant to this BSCRO, and that such charges are being collected by Petitioner on behalf of the SPEs, as owners of their respective Bondable Transition Property.

     27. Collections from each customer will be applied first to sales taxes (which Petitioner will collect as trustee for the State and not for its own account or that of the SPE, and which are not "charges" for purposes of the following allocations), then to charges in arrears, if any, and then to current charges. With respect to each billing period, partial payments of charges will be deemed to constitute the Transition Bond Charge for all series of Transition Bonds, the MTC-Tax and the Petitioner's other charges, pro rata, based on the proportions that the aggregate Transition Bond Charge, the MTC-Tax and the Petitioner's other charges bear to the total of such charges. Partial payments of Transition Bond Charges will be allocated to the owners of Bondable Transition Property, pro rata, based on the proportions that the Transition Bond Charge representing the Bondable Transition Property created under the Original Financing Order, the BGS Transition Bond Charges as approved for creation herein and any transition bond charges established pursuant to other subsequent BSCRO bear to the total transition bond charges collected.

     28. The conditions with respect to the resignation or replacement of the Petitioner as Servicer will be described in the SEC Filing or the offering memorandum. Pursuant to N.J.S.A. 48:3-71(f), in the event of a default by a Servicer under any Servicing Agreement with respect to

Transition Bonds, upon application of the Bond Trustee, the Board will designate a successor Servicer for the Bondable Transition Property, who will promptly assume billing and collection responsibilities for BGS Transition Bond Charges and the MTC-Tax. The Board will act on an expedited basis to designate within 30 days such successor Servicer. Such successor Servicer will assume all rights and obligations of the initial Servicer.

     29. The Board will only permit any successor Servicer to replace Petitioner as Servicer in any of its servicing functions with respect to the BGS Transition Bond Charges and the BGS Bondable Transition Property authorized by this BSCRO upon determining that approving or requiring such successor Servicer will not cause the then current credit ratings on BGS Transition Bonds to be withdrawn or downgraded.

     30. In the event that any gross negligence, recklessness, or willful misconduct by the Petitioner in the performance of its obligations under the Servicing Agreement results in any loss to Petitioner's customers, the Board hereby expressly retains the authority to protect ratepayers through appropriate proceedings and, if justified, the adjustment of other rates of the Petitioner. As evidenced by its consent to the terms of this order, Petitioner agrees that it will not assert N.J.S.A. 48:3-65(b) or N.J.S.A. 48:3-74, to prevent such adjustment of other rates in any such subsequent proceeding.

     31. Any third party supplier ("TPS") that proposes to collect BGS Transition Bond Charges or the MTC-Tax must (i) meet the creditworthiness criteria to be established by the Board, and at a minimum, the criteria set forth and approved below in this BSCRO; and (ii) comply with the billing, collection and remittance procedures and information access requirements set forth below.

     32. The Board will only authorize a TPS to bill and collect the BGS Transition Bond Charge or the MTC-Tax for remittance to the Servicer or the Petitioner respectively, if (i) such TPS agrees to remit the full amount of all charges it bills to customers for services provided by the Petitioner or any successor electric public utility, together with BGS Transition Bond Charges and the MTC-Tax, regardless of whether payments are received from such customers, within 15 days of Petitioner's or the Servicer's bill for such charges, (ii) such TPS will provide the Servicer with total monthly kWh usage information for each customer in a timely manner for the Servicer to fulfill its obligations, as such information is the basis of such remittance, and
(iii) the Servicer will be entitled, within seven days after a default by the TPS in remitting any charges payable to the Petitioner, together with BGS Transition Bond Charges and the MTC-Tax, to assume responsibility for billing all charges for services provided by Petitioner or any successor electric public utility, including the BGS Transition Bond Charges and the MTC-Tax, or to transfer responsibility to a qualifying third party. In addition, if and so long as such TPS does not maintain at least a `"Baa2" and "BBB'" (or the equivalent) long term unsecured credit rating from Moody's Investors Service or Standard & Poor's Rating Services, respectively, such TPS shall maintain, with the Servicer or as directed by the Servicer, a cash deposit or comparable security equal to two months' maximum estimated collections of all charges payable to the Servicer, including the BGS Transition Bond Charges and the MTC-Tax, as reasonably estimated by Petitioner (or any such successor electric public utility or by the Servicer). In the event of a default in the remittance of any such charges by a TPS, any shortfall in BGS Transition Bond Charge or MTC-Tax collections will be included in the periodic adjustment of the BGS Transition Bond Charge and the MTC-Tax as described herein.

     33. Customers will continue to be responsible for payment to the Servicer of the BGS Transition Bond Charge and the MTC-Tax billed by a TPS, to the extent such customer has not paid Transition Bond Charges or MTC-Tax billed to it. In the event of a failure of any customer to pay the Transition Bond Charge or MTC-Tax, the Petitioner is authorized to shut-off power, or a successor Servicer is authorized to direct the electric public utility to shut-off power, to such customer subject to applicable law, including Board Orders and regulations.

     34. The Servicer will be entitled to an annual servicing fee equal to ..05% (five basis points) of the initial principal balance of the BGS Transition Bonds (the "Servicing Fee"). The Board approves the Servicing Fee as described herein. The Board also approves, in the event of a default by the Servicer(4), a higher annual Servicing Fee of any successor Servicer of up to
1.25 % of the initial principal balance of the BGS Transition Bonds. If the Servicing Fee paid to Petitioner is greater than the actual incremental costs to service the BGS Transition Property, other rates of the Petitioner shall be adjusted to reflect the difference between actual servicing costs and the Servicing Fee.

     35. In the event that the Servicer remits BGS TBC collections less frequently than daily, Petitioner will credit ratepayers through an adjustment to the distribution charges, not less frequently than annually, with an amount equal to the earnings (calculated at the average daily federal funds rate during the remittance period) on the average balances of such collections to (but not including) the remittance date to the Trustee.

The Transition Bond Charge: Establishment and Adjustment

     36. The formula used to calculate the BGS Transition Bond Charge and to periodically adjust the Transition Bond Charge, as set forth on Appendix F hereto, is approved.

     37. Pursuant to N.J.S.A. 48:3-64, the initial BGS Transition Bond Charge and MTC-Tax will be filed by Petitioner with the Secretary of the Board in the Issuance Advice Letter and will be effective upon such filing, to be adjusted up or down, as necessary, by the True-Up Mechanism.

     38. In accordance with N.J.S.A. 48:3-64, the Servicer, on behalf of Petitioner and the pledgees or transferees of the BGS Bondable Transition Property, is authorized and required to file with the Secretary of this Board periodic formula-based BGS Transition Bond Charge adjustments, at least annually but not more frequently than quarterly, to the extent necessary to assure the full and timely recovery of an amount equal to the Periodic Payment Requirements. If adjustments are required to be made on an annual basis, the Servicer will be required to make an estimate of the adequacy of forecasted revenues once during the year and to seek a mid-year adjustment of the BGS Transition Bond Charge to address any projected deficiency during such year. Each adjustment of the BGS Transition Bond Charge shall be formula-based, shall be in the amount required to ensure receipt of revenues sufficient to provide for the full and timely recovery of BGS Transition Costs (as defined in EDECA), including, without limitation, the timely payment of principal of, and interest and acquisition or redemption premium on, the BGS Transition Bonds issued to finance such BGS Transition Costs. The periodic adjustments will be filed in substantially the form attached to this BSCRO as Appendix C.

__________________________

(4) The naming of a Successor Servicer which may cause a higher Servicing Fee up to a maximum 1.25% (125 basis points) applies only in the case of a default by the original Servicer. It shall not be construed to be triggered by other changes in corporate structure or function such as the transfer of functions to sister or subsidiary companies, voluntary outsourcing or merger or acquisition of the Servicer.

     39. Each periodic adjustment of the BGS Transition Bond Charges will become effective 30 days after filing with the Secretary of the Board, absent a determination by the Board of manifest error (i.e., an arithmetic error evident on the face of the filing) in the application of the formula approved herein. Petitioner will propose such adjustments in a filing with the Secretary of this Board at least 30 days in advance of the date upon which it is requested to be effective. The proposed adjustment will become effective on an interim basis on such date and, in the absence of a Board order to the contrary correcting such manifest error, will become final 60 days after the filing.

     40. If necessary to ensure the timely recovery of the Periodic Payment Requirements and the MTC-Tax, the Board will approve adjustments to the methodology as proposed by Petitioner in "non-routine" true-up filings as discussed hereinabove.

Use of Transition Bond Proceeds

     41. Petitioner will use the proceeds of the BGS Transition Bonds, net of transaction costs and any costs of credit enhancement for the BGS Transition Bonds paid from the proceeds, to reduce its BGS Transition Costs through the retirement of Petitioner's debt or equity, or both (including any transactions completed prior the date of this Order). No failure to apply the proceeds in accordance with this BSCRO shall affect the sale of the BGS Bondable Transition Property or the right to collect the BGS Transition Bond Charges.

Approval of Servicing Agreement, Administration Agreement, Sale Agreement, and Other Agreements or Transactions

     42. Subject to the terms and conditions set forth herein, Petitioner's entering into a servicing agreement, an administration agreement, a sale agreement, and other Transition Bond Transaction documents with the SPE consistent with the terms of this Order and/or substantially as described in the SEC Filing or offering memorandum and such other related transaction documents and other dealings between Petitioner and the SPE as contemplated therein and herein are authorized subject to review and approval by the Designee with input from the Financial Advisor and Board Staff. The Designee's approval shall be conclusively evidenced by the execution of the Designee Certification attached hereto as Appendix A. The Board, acting through its authorized legal representative, may enforce the Petitioner's obligations under the financing documents for the benefit of ratepayers.

Accounting for Certain Benefits

     43. Pursuant to N.J.S.A. 48:3-64, any amount of the Transition Bond Charges held by the Bond Trustee in excess of those amounts necessary to fully recover the Periodic Payment Requirements will be applied as a credit to reduce BGS Transition Bond Charges through the True-Up Mechanism, as described in the Petition, except that if more than one issue of BGS Transition Bonds is sold, all such requirements with respect to such BGS Transition Bonds will be aggregated for purposes of determining whether or not the total transition bond charges collected exceed the total of such requirements for all such BGS Transition Bonds.

     44. Upon retirement of all outstanding BGS Transition Bonds and any related Ongoing Transition Bond Costs, any remaining amounts held by the Bond Trustee (including amounts in the capital account) will be released to the SPE and distributed to Petitioner. Petitioner will, in turn, credit to its electric customers against their distribution charges an amount equal to any remaining BGS Transition Bond Charges, less any amount of any unpaid

MTC-Tax charges and any amount that was withdrawn and not replenished to the capital account (the Petitioner's equity), together with an amount equal to investment earnings on the capital account. Any overcollected MTC-Tax charges shall also be credited to Petitioner's electric customers against Petitioner's distribution charges. Petitioner shall be entitled to retain its equity contribution distributed to it by the SPE.

Records

     45. Pursuant to N.J.S.A. 48:3-70, the Petitioner and any successor Servicer on its behalf shall maintain or cause to be maintained records of BGS Transition Bond Charges and associated MTC-Tax collections which have been assessed and collected by Petitioner or its successor, as Servicer, under this BSCRO. Such records, and any records of a financing entity, will be made available by Petitioner for inspection and examination within a reasonable time upon demand therefore by the Board, Board Staff, or the related financing entity.

MTC-Tax Adjustments

     46. Pursuant to this Order, Petitioner is authorized to file with the Board proposals for mandatory periodic adjustments of the MTC-Tax. Such adjustments shall be formula-based and shall initially be based on the BGS TBC Formula attached hereto as Exhibit F. Such adjustments shall be made substantially in the same manner and at the same time as the True-Up Mechanism for the BGS Transition Bond Charges in order to insure receipt of revenues sufficient to recover the MTC-Tax Component. Unless the Petitioner or the Board proposes an adjustment to the formula used to calculate the MTC-Tax, any proposed adjustment to the MTC-Tax will become effective 30 days after filing absent manifest error and, in the absence of a Board Order to the contrary, will become final 60 days after filing. The initial amount of the MTC-Tax will be filed with the Board as part of the Issuance Advice Letter and become effective upon such filing in the same manner and at the same time as the related initial Transition Bond Charge. The periodic adjustments will be filed in substantially the form attached hereto to this BSCRO as Appendix C.

     47. It is the express intention of the Board that the Petitioner shall not overrecover or underrecover the MTC-Tax Component. Accordingly, Petitioner shall adjust the formula used to calculate the MTC-Tax to reflect changes in federal income tax or State corporate business tax rates (or local tax rates, if applicable) and any other changes to the application or interpretation of such laws, provided such changes are either "generic" (affect all taxpayers such as a prospective change in the tax rate) or are securitization-related, including the effect of any deductions reflecting the amortization of the Up-Front Transaction Costs.

     48. Any proposed adjustment to the TBC formula by the Petitioner shall be submitted to the Secretary of the Board no less than 60 days prior to its proposed effective date and shall become effective on the proposed effective date absent a Board Order to the contrary; provided, however, that the existing TBC Formula shall remain effective in the interim.

     49. As provided in N.J.S.A. 48:3-72(a)(4), Petitioner's right to recover the MTC-Tax Component shall in no way affect or impair the legal true sale and absolute transfer of the BGS Bondable Transition Property to the SPE, or otherwise affect the legal rights and attributes of the BGS Bondable Transition Property under the EDECA or under this BSCRO.

Miscellaneous

     50. Pursuant to N.J.S.A. 48:3-68, this BSCRO will be effective only in accordance with the terms hereof and upon the written consent of Petitioner to all such terms.

     51. Pursuant to N.J.S.A. 48:3-74, the consideration or approval by the Board of a petition by Petitioner under EDECA, including this BSCRO and the periodic adjustment provided in N.J.S.A. 48:3-64, will be wholly separate from, and will not be utilized in the Board's consideration of, any other ratemaking or other proceeding involving Petitioner, except as otherwise provided herein and in EDECA.

     52. Any holder of a BGS Transition Bond and the Transition Bond Trustee, for the benefit of such holders, are entitled to the benefit of the pledges and agreements of the State of New Jersey set forth in EDECA and each of the Petitioner, the SPE and the Transition Bond Trustee is authorized to include such representations, pledges and agreements in any registration statement, or offering memorandum related to the BGS Transition Bonds or in any contract with the holders of the BGS Transition Bonds, the Transition Bond Trustee or with any assignees.

     53. This BSCRO is issued subject to the following provisions, failure of compliance with any or all of which shall not affect the validity of this BSCRO, the BGS Bondable Transition Property or the BGS Transition Bonds, or the finality or incontestability of the Designee's approval of the BGS Transition Bonds:

     (1) Petitioner shall promptly furnish the Secretary of the Board with copies of all documents as executed and filed with other regulatory agencies relating to the BGS Transition Bonds.

     (2) Petitioner shall file with this Board an annual statement setting forth details with respect to the disbursement of net proceeds of the BGS Transition Bonds and their use in retiring debt or equity or both;

     (3) Petitioner shall file with this Board annually a statement setting forth details with respect to interest earning accruals on BGS TBC remittances retained by the Petitioner, as servicer, and the proposed manner by which such accruals will be credited back to the Petitioner's electric customers as required by Ordering Paragraph 35 hereof;

     (4) Not later than nine months following issuance of the BGS Transition Bonds, the Petitioner will file a statement reconciling (a) the actual Upfront Transaction Costs incurred by Petitioner and (b) the amount of Upfront Transaction Costs recovered from the proceeds of the BGS Transition Bonds. If the actual prudently incurred Upfront Transaction Costs exceeds the amount so recovered, such excess shall be eligible for recovery by Petitioner in a subsequent proceeding, or from any excess bond proceeds not applied to recover the actual Deferred Balance as provided in paragraph (5) below. If the actual Upfront Costs are less than the aggregate amount financed, such difference shall be credited against the Petitioner's NTC-BGS Charge to the benefit of Petitioner's electric customers, or may be used to recover any Deferred Balance which is not recovered from bond proceeds, as described in paragraph (5) below.

     (5) As part of the filing made pursuant to paragraph (4) above, Petitioner will file with the Board a statement reconciling (a) the actual net-of-tax Year 4 Deferred Balance outstanding as of the end of the month preceding the month of issuance of the BGS Transition Bonds; and (b) the amount of the net-of-tax Year 4 Deferred Balances recovered from the proceeds of the BGS Transition Bonds. If the actual Year 4 Deferred Balance exceeds the amount so recovered, such excess shall be eligible for recovery by Petitioner in a subsequent proceeding, or if so ordered by the Board from any excess bond proceeds not applied to pay Upfront Transaction Costs, as provided in paragraph (4) above. This BSCRO will not be construed as a certification that the BGS Transition Bonds will be secured by tangible or intangible assets of commensurate value or investment costs.

     (6) As provided herein, the certification of the Designee, in accordance with N.J.S.A. 48:3-62(c), 48:3-62(g) and N.J.S.A. 48:3-64(a)(3) and
          the BSCRO, is final and uncontestable as of its date. Such certification will not preclude independent legal challenge against any party described herein that provides a certificate or representation upon which the Designee relies. The validity and irrevocability of this BSCRO shall not be affected by any action under law that may be taken by the State or this Board against any person making a representation or certification to the Designee or this Board hereunder.


DATED: 7/12/05                                       BOARD OF PUBLIC UTILITIES
                                                     BY:


                           /s/ JEANNE M. FOX
                           ------------------------
                                 JEANNE M. FOX
                                   PRESIDENT


/s/ FREDERICK F. BUTLER                              /s/ CONNIE O. HUGHES
-----------------------                              --------------------------
FREDERICK F. BUTLER                                  CONNIE O. HUGHES
COMMISSIONER                                         COMMISSIONER


                           /s/ JACK ALTER
                           ------------------------
                                  JACK ALTER
                                 COMMISSIONER



ATTEST:   /s/ KRISTI IZZO
          ---------------------------
          KRISTI IZZO
          SECRETARY

                             CONSENT OF PETITIONER











     Pursuant to N.J.S.A. 48:3-68, Petitioner hereby consents to all of the terms of this Bondable Stranded Costs Rate Order this 19th day of July, 2005.





                                                PUBLIC SERVICE ELECTRIC AND GAS
                                                COMPANY
                                                BY:


                                                /s/ MORTON A. PLAWNER
                                                -------------------------------
                                                MORTON A. PLAWNER
                                                VICE PRESIDENT

                                                                    Appendix A

                  [THE GREAT HALL OF THE STATE OF NEW JERSEY]
                              STATE OF NEW JESEY
                           Board of Public Utilities
                               2 Gateway Center
                               Newark, NJ 07102
                              www.bpu.state.nj.us






                                 CERTIFICATION

     (to be filed with the Secretary of the Board within one business day following pricing of the transition bonds)


BOARD OF PUBLIC UTILITIES (THE "BOARD") OF THE STATE OF NEW JERSEY

SUBJECT: Certification for Transition Bonds ("Transition Bonds")

Pursuant to the Order of the Board dated June ___, 2005, BPU DOCKET NO. EF0307053 (the "BGS BSCRO")


I, _____________________________ (the "Designee"), in accordance with N.J.S.A.
48:3-62(b) and N.J.S.A. 48:3-62(a)(3) of the Electric Discount and Energy Competition Act, Chapter 23 of the Laws of 1999, as amended ("EDECA"), for the purpose of (a) establishing that the structuring and pricing of the BGS Transition Bonds assures that the Petitioner's customers pay the lowest BGS Transition Bond Charges consistent with market conditions and the terms of the BGS BSCRO and (b) approving at the time of pricing of the BGS Transition Bonds, the terms and conditions of the BGS Transition Bonds, servicing fees, if any, with respect to the collection of such BGS Transition Bond Charges and the pledging, assignment and sale of BGS Bondable Transition Property in connection with the initial BGS Transition Bond Charge, HEREBY CERTIFY as follows:

          1. I have received and reviewed in accordance with BGS BSCRO a copy of the Pricing Advice Certificate, a copy of which is attached hereto, and find that such certificate is in proper form as evidenced by such Order. I have also reviewed other information as I have deemed necessary to provide this certification. Any capitalized terms not defined herein shall have the meanings ascribed thereto in the BGS BSCRO.

          2. The following are the terms of the BGS Transition Bonds:

          Name of BGS Transition Bonds:_________
          SPE:___________
          Closing Date: _________

          Amount Issued: _________
          Interest Rates and Expected Amortization Schedule: See Attachment 1

          Distributions to Investors (quarterly or semi-annually): ________ Weighted Average Coupon Rate(1): ________
          Annualized Weighted Average Yield(2):_________
          Capital Amount: ________
          Overcollateralization Amount:_______
          Overcollateralization Schedule:  See Attachment 1
          New Jersey Statutory Corporate Business Tax Rate:  __________
          New Jersey Sales Tax Rate:________
          Federal Statutory Corporate Income Tax Rate: __________

          3. All such items are within the parameters established in the BGS BSCRO and in the Designee Guidelines in Appendix E to the BGS BSCRO. Accordingly, (a) the structuring and pricing of the BGS Transition Bonds assures that Petitioner's customers will pay the lowest BGS Transition Bond Charges consistent with market conditions and the terms of the BSCRO and (b) the terms and conditions of the BGS Transition Bonds and the schedule of payments of principal and interest on the BGS Transition Bonds and the capitalization and overcollateralization requirements are approved.

Dated:


                                            -----------------------------------
                                            Designee

_________________________

1 Weighted by modified duration and principal amount.
2 Weighted by modified duration and principal amount.

                                 ATTACHMENT 1
                        EXPECTED AMORTIZATION SCHEDULE

               (with coupons, prices, classes, if any, expected
                       amortization schedule and stated
                   maturities, call features, and scheduled
                      overcollateralization requirements)

A. General Terms

  Class        Price      Coupon     Fixed/Floating    Avg. Life     Stated     Call Features
_________  ___________  _________   ________________  ___________   Maturity       If Any
                                                                   __________  _______________









B. Scheduled Amortization Requirement

    Date              [Class]           [Class]           [Class]           [Class]
______________  _________________  ________________  ________________  _______________








C. Schedule of Overcollateralization Requirement

             Date                   Required Overcollateralization Level
        ________________________   ______________________________________

                                                                    Appendix B

                            ISSUANCE ADVICE LETTER
                              [PSE&G Letterhead]

              [To be filed with the Board of Public Utilities or
                its successor not later than five business days
                    following sale and issuance of the BGS
                               Transition Bonds]


[DATE]

Kristi Izzo, Secretary
State of New Jersey
Board of Public Utilities
Two Gateway Center
Newark, New Jersey 07102

Re: Bondable Stranded Costs Rate Order; Docket No. EF03070532

Dear Ms. Izzo:

Pursuant to your Honorable Board's Order in the

above-captioned Docket ("BSCRO"), Public Service Electric and Gas Company ("Company") hereby transmits for filing this Issuance Advice Letter. Any capitalized terms not defined herein shall have the meanings ascribed thereto in the BSCRO.

In the BSCRO, the Board directed the Company to file an Issuance Advice Letter when pricing terms for a series of BGS Transition Bonds have been established. This Issuance Advice Letter filing applies the methodology approved by the Board in the BSCRO to establish the initial BGS Transition Bond Charge and initial MTC-Tax. The terms of issuance are as follows:

    1.  BGS Transition Bond Name:_________
    2.  SPE Name:______________
    3.  Trustee: _________
    4.  Closing Date: _________
    5.  Principal Amount of Transition Bonds Issued: _________
    6.  Deferred Balance Securitized:
    7.  Upfront Transaction Costs: _______
    8.  Interest Rates and Expected Amortization Schedule: See Attachment 1
    9.  Distributions to Investors (quarterly or semi-annually): ________
    10. Annual Servicing Fee as a percent of the initial principal balance: ____
    11. Overcollateralization amount: _______________
    12. Overcollateralization Schedule: See Attachment 1_______
    13. Initial Balance of Capital Subaccount: ________


Table I below shows the current assumptions for each of the variables used in the BGS Transition Bond Charge and MTC-Tax calculation.

                                    TABLE I
        INPUT VALUES FOR INITIAL BGS TRANSITION BOND CHARGE AND MTC-TAX

Forecasted annual kWh sales (month-by-month, residential, commercial and industrial)

                                                                     Residential       Commercial       Industrial
                                                                        (__%)             (__%)            (__%)
                                                                    _____________     _____________    ____________

Percent of billed amounts collected in current month:
Percent of billed amounts collected in second month after
     billing:
Percent of billed amounts collected in third month after
     billing:
Percent of billed amounts collected in fourth month after
     billing:
Percent of billed amounts collected in fifth month after
     billing:
Percent of billed amounts collected in sixth month after
     billing:
Percent of billed amounts expected to be charged-off:
Forecasted annual Ongoing BGS Transition Bond Costs:
     ________
Required annual overcollateralization amount: ________
Current BGS Transition Bonds outstanding balance: ________
Scheduled BGS Transition Bond outstanding
     balance as of ___/____/_________
New Jersey Statutory Corporate Business Tax Rate:  __________
New Jersey Sales Tax Rate

Federal Statutory Corporate Income Tax Rate: __________


Based on the approved formula, the initial BGS Transition Bond Charge is ______ (cent)/kWh and the initial MTC-Tax is ______ (cent)/kWh

In accordance with the BSCRO, the BGS Transition Bond Charge and MTC-Tax shall be automatically effective when filed and will continue to be effective until the Total Payment Requirement for the Transition Bonds is discharged in full.

                                              Respectfully submitted,



                                              General Corporate Counsel


Attachments

                                 ATTACHMENT 1
                        EXPECTED AMORTIZATION SCHEDULE

               (with coupons, prices, classes, if any, expected
                       amortization schedule and stated
                   maturities, call features, and scheduled
                      overcollateralization requirements)

A. General Terms

  Class        Price      Coupon     Fixed/Floating    Avg. Life     Stated     Call Features
_________  ___________  _________   ________________  ___________   Maturity       If Any
                                                                   __________  _______________









B. Scheduled Amortization Requirement

    Date              [Class]           [Class]           [Class]           [Class]
______________  _________________  ________________  ________________  _______________








C. Schedule of Overcollateralization Requirement

             Date                   Required Overcollateralization Level
        ________________________   ______________________________________

                                                                    Appendix C

                                TRUE-UP LETTER

                              [PSE&G Letterhead]

                                                                         [date]


Kristi Izzo, Secretary
State of New Jersey
Board of Public Utilities
Two Gateway Center
Newark, New Jersey 07102

     Re: Docket No.: EF03070532

Dear Ms. Izzo:

Pursuant to your Honorable Board's order in the above-captioned Docket ("BGS BSCRO"), Public Service Electric and Gas Company ("Company") as Servicer of the BGS Transition Bonds or any successor Servicer and on behalf of the trustee as assignee of the SPE shall apply at least annually for mandatory periodic adjustment to the BGS Transition Bond Charge and related MTC-Tax charge. Any capitalized terms not defined herein shall have the meanings ascribed thereto in the BGS BSCRO.

Each such adjustment shall be proposed in a filing ("True-Up Letter") with the Board at least 30 days in advance of the date upon which it is requested to be effective (which effective date hereunder is _________________). The proposed adjustment to the BGS Transition Bond Charge shall become effective on an interim basis on such date and, in the absence of a Board order to the contrary finding manifest error in the calculation, shall become final 60 days after the filing. The proposed adjustment to the MTC-Tax charge, absent a proposed change in the formula, shall become effective on an interim basis on such date and, in the absence of a Board order to the contrary finding manifest error in the calculation, shall become final 60 days after the filing.

Using the formula approved by the Board in the BGS BSCRO (or in effect pursuant to the True-Up Letter dated _______), this filing modifies the variables used in the BGS Transition Bond Charge and MTC-Tax calculation and provides the resulting modified BGS Transition Bond Charge and MTC-Tax charge. Table I shows the revised assumptions for each of the variables used in calculating the BGS Transition Bond Charge and MTC-Tax charge. The assumptions underlying the current BGS Transition Bond Charge and MTC-Tax charge were filed by the Company in an Issuance Advice/True-Up Letter dated ______________.

Based on the approved formula, the proposed BGS Transition Bond Charge is ______ (cent)/kWh and the resulting MTC-Tax is ______ (cent)/kWh.

                                                   Respectfully submitted,



                                                   General Corporate Counsel

Attachment

                                    TABLE I
        INPUT VALUES FOR INITIAL BGS TRANSITION BOND CHARGE AND MTC-TAX

Forecasted annual kWh sales (month-by-month, residential, commercial and industrial)

                                                                     Residential       Commercial       Industrial
                                                                        (__%)             (__%)            (__%)
                                                                    _____________     _____________    ____________

Percent of billed amounts collected in current month:
Percent of billed amounts collected in second month after
     billing:
Percent of billed amounts collected in third month after
     billing:
Percent of billed amounts collected in fourth month after
     billing:
Percent of billed amounts collected in fifth month after
     billing:
Percent of billed amounts collected in sixth month after
     billing:
Percent of billed amounts expected to be charged-off:



1.    Under-collection of prior principal amount _______
2.    Upcoming collection of current principal amount _______
3.    Under-collection of prior interest amount ____
4.    Upcoming collection of current interest amount _______
5.    Under-collection of prior over-collateralization amount _______
6.    Upcoming collection of current over-collateralization amount _______
7.    Under-collection of prior tax component amount _______
8.    Upcoming collection of current tax component amount _______
9.    Deficiency in required capital amount _______
10.   Amount in reserve account ________
11.   Upcoming period servicing and administration fees  _______
12.   N.J. Statutory Corporate Business Tax Rate ___________
13.   N.J. Sales Tax Rate __________
14.   Federal Statutory Corporate Income Tax Rate___________

                                                                    Appendix D

                          PRICING ADVICE CERTIFICATE
                              [PSE&G Letterhead]

 [To be filed not later than the date of pricing of the BGS Transition Bonds]
                                    [DATE]

Kristi Izzo, Secretary
State of New Jersey
Board of Public Utilities
Two Gateway Center
Newark, New Jersey 07102

Re:  Bondable Stranded Costs Rate Order; Docket No. EF03070532

Dear Ms. Izzo:

Pursuant to your Honorable Board's Order in the above-captioned Docket ("BGS BSCRO"), Public Service Electric and Gas Company ("Company") hereby transmits for filing this Pricing Advice Certificate. Any capitalized terms not defined herein shall have the meanings ascribed thereto in the BGS BSCRO.

In the BGS BSCRO, the Board requires the Company to file a Pricing Advice Certificate when pricing terms for a series of BGS Transition Bonds have been approved by the Company. The proposed terms of pricing and issuance of the Transition Bonds are as follows:

      Name of BGS Transition Bonds:_________
      Name of SPE:___________
      Name of Trustee:_______
      Closing Date: _________
      Principal Amount of BGS Transition Bonds Issued: _________
      Amount of Year 4 Deferred Balance
      outstanding on Petitioner's books as of  ________, 20__: ___________
               Net-of-Tax Amount of Year 4 Deferred Balance securitized: _______ New Jersey Statutory Corporate Business Tax Rate: ___________
      New Jersey Sales Tax Rate:_____
               Federal Statutory Corporate Income Tax Rate: ______________ Amount of Upfront Transaction Costs securitized: ______________
      Interest Rates and Expected Amortization Schedule: See Attachment 1 Distributions to Investors (quarterly or semi-annually): ________
      Annual Servicing Fee as a percent of initial principal balance: _______ Weighted Average Coupon Rate(1): ________
      Annualized Weighted Average Yield(2):_________
      Initial Balance of Capital Subaccount: ________
      New Jersey Sales Tax Rate: ___________
      Federal Statutory Corporate Income Tax Rate: ______________

_________________

1 Weighted by modified duration and principal amount.
2 Weighted by modified duration and principal amount.

      Overcollateralization Amount: _______
      Overcollateralization Schedule:_______

The Company hereby certifies that to the best knowledge, information and belief of the Company, its officers, agents and employees after reasonable inquiry, the selection of a negotiated sale of the Transition Bonds, through [a public offering]/[ or a limited public offering under Rule 144A of the SEC], has resulted in the highest possible bond ratings and the lowest possible interest and transaction costs consistent with market conditions and the terms of the BGS BSCRO.

The Company hereby certifies that: (i) all proposed terms of pricing and issuance of the BGS Transition Bonds are within the parameters established in the BGS BSCRO and the Designee's Guidelines attached as Appendix E to the BSCRO, and (ii) to the best knowledge, information and belief of the Company, its officers, agents and employees after reasonable inquiry, the structuring, marketing and pricing of BGS Transition Bonds, as described in this Pricing Advice Certificate, has resulted in the lowest BGS Transition Bond Charges consistent with market conditions and the terms of the BGS BSCRO.


                                           Respectfully submitted,





                                           Public Service Electric & Gas Company
                                           by Chief Financial Officer

                                 ATTACHMENT 1
                        EXPECTED AMORTIZATION SCHEDULE

               (with coupons, prices, classes, if any, expected
                       amortization schedule and stated
                   maturities, call features, and scheduled
                      overcollateralization requirements)

A. General Terms

  Class        Price      Coupon     Fixed/Floating    Avg. Life     Stated     Call Features
_________  ___________  _________   ________________  ___________   Maturity       If Any
                                                                   __________  _______________









B. Scheduled Amortization Requirement

    Date              [Class]           [Class]           [Class]           [Class]
______________  _________________  ________________  ________________  _______________








C. Schedule of Overcollateralization Requirement

             Date                   Required Overcollateralization Level
        ________________________   ______________________________________

                                                                     Appendix E


                              Designee Guidelines

                             Docket No. EF03070532

     The Designee is empowered to agree to the terms and conditions of the BGS Transition Bonds to be issued to recover a portion of the Basic Generation Service Transition Costs of Public Service Electric and Gas Company (the "Company"), and to certify that the structuring and pricing of the BGS Transition Bonds assure that the ratepayers will pay the lowest Transition Bond Charges consistent with market conditions and the terms of the BGS BSCRO; provided, however, that the Designee cannot approve the terms and conditions or deliver such certification if the terms and conditions of the structuring and pricing of the BGS Transition Bonds fall outside the parameters set forth below:

Bond Size       The Board hereby authorizes Petitioner to recover to the
                lesser of its then-outstanding net of tax Deferred Year 4 BGS
                Balance at the date of securitization or $100 million together with Upfront Transaction Costs, not to exceed $2.7 million, through the issuance of BGS Transition Bonds.

Bond Maturity   The scheduled amortization upon issuance of the BGS Transition
                Bonds will be up to 10 years, and the final legal maturity will be up to two additional years.

Amortization    Set to provide substantially equal forecasted kilowatt-hour charges (including the BGS Transition Bond Charge and MTC-Tax).

Payment Dates   The first payment of principal and interest shall be scheduled to occur within 11 months of issuance and payments of principal and interest otherwise shall be no less frequent than semi-annually.

Capital Account The Company shall capitalize the SPE at no less than .50% of
and Over        the initial principal amount of the BGS Transition Bonds. The
Collaterali-    BGS Transition Bond Charge shall include over-collateralization
zation          in amount sufficient to build up to no more than 0.50% of the initial principal amount of the BGS Transition Bonds.\

Underwriting    Either public underwriting or limited public offering under
                Rule 144A, by way of a negotiated sale. Use of customary practices in the syndication and underwriting process for the execution of an asset-backed securitization of this size and credit quality.

Floating Rate   If the company proposes to cause the issuer to issue floating
Hedging         rate bonds which are swapped to a fixed rate then any such swap
Arrangement     shall be competitively bid among no less than three (3)
                qualified swap counterparties and the issuer shall accept the lowest responsible bid taking into account the trading value of the counterparties. A swap counterparty shall be deemed a qualified swap counterparty if the rating of the counterparty is at least
                AA-/Aa3.

Hedging         The Designee may authorize a Hedging Arrangement if (i) the
Arrangement     Company notifies the Designee and the Board's Financial Advisor that it proposes to enter into a Hedging Arrangement, (ii) the Company provides an analysis to the Designee and the Financial Advisor comparing the estimated present value savings using the hedging Arrangement and the estimated present value savings assuming the Transition Bonds were issued on the same date, (iii) the difference between the estimated present value savings using the Hedging Arrangement and the estimated present value savings ssuming the Transition Bonds were issued on the same date is less than $500,000 and (iv) the Financial Advisor concurs with the analysis.


Capitalized terms used herein and not otherwise defined shall have the meanings set for in the BGS BSCRO.

The terms and conditions described therein are hereby approved with such modifications and amendments as are acceptable to the Designee relying upon the written advice and recommendations of the Board's financial advisor (collectively, the "Designee Guidelines").

                                                                     Appendix F



Attachment A1 - BGS Debt Design
($ 000s)



Debt Design Variables


Original Principal                                       -
Over-collateralization                   0.50%           -
Issuance Costs                                           -
SPE Equity                               0.50%           -
Federal Income Tax Rate                                 35%
State Income Tax Rate                                    9%
Trustee & Other Fees Plus Amortization                   -
  of Excess Hedge
Servicing fees (Annual)                                0.05%
Interest Rate                                         tranched


                         Sold BGS Transition Property


                 1               2            3            4            5            6            7            8

                                          BGS - TBC    BGS - TBC
         BGS - TBC Charge                  Charge       Charge
              Billed                       Billed      Collected
         (Including Sales    Sales Tax   (excluding   (excluding                                           Servicing
 Year          Tax)           Billed     sales tax)   sales tax)    Interest     Principal    Admin Fee       Fee
-----   -----------------   -----------  ----------   ----------    --------     ---------    ---------    --------
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015


                                    Tax MTC


                   11           12           13           14           15           16           17           18

                Aggregate
                Customer     BGS -TBC
               Charge for      Sold
                Sold BGS    Transition
               Transition    Property       BGS -
               Property &      (see        MTC-Tax                  Total Tax    Total Tax
                 MTC-Tax      above)       Billed                    Billed      Collected
               (including   (including   (including    Sales Tax   (excluding   (excluding     Federal       State
    Year       sales tax)   sales tax)   sales tax)     Billed     sales tax)   sales tax)   Income Tax   Income Tax


2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015


Attachment A-2 - BGS - TBC-Sold Transition Property: Charge Development and
 True-up ($000s) [Dates and amounts need to be updated.]



                                                               MONTH OF ISSUANCE
                                                           ---------------------------    ----------------------
     Principal
     Interest
     Administration Fees
     Servicing Fees
     Over-collateralization
A    Transition Bond Periodic Payment Requirement
B    Less BGS - TBC-Sold Transition Property Billed and
     expected to be collected during the upcoming period                                    N/A
C    BGS Transition Bond Debt Service to be billed and
     collected during the period
D    True-up Adjustment for Under/(Over) collections of
     prior period                                            See Note
E    Total TBC-Sold Transition Property to be billed and
     collected during the period
F    Projected kwh's to be delivered, billed and cash
     collected during the period (in millions)
G    BGS - TBC-Sold BGS Transition Property before Sales
     Tax (cents per kwh)
H    BGS - TBC-Sold BGS Transition Property including
     Sales Tax (cents per kwh)




Note - Amount for the first year is the overcollection built into the charge rate to account for the time lag between the issuance of the BGS Transition bonds. Month of issuance _____ and the commencement of the BGS
     - TBS change _____, 2005. This amount is refunded to customers in 200_ as reduction of BGS - TBC charge for that year.


A     =   Total Annual BGS Transition Bond Debt Service Requirement and
          Fees Related to Debt Service (See Attachment A-1)
B     =   TBC-Sold Transition Property revenues billed in the prior period and expected to be collected in the current period. (prior period G times kwh's billed during the prior period less actual prior period collections and expected uncollectable accounts)
C     =   Amount of total Debt Service required to be funded through BGS
          - TBC collections during the period. (A minus B)
D     =   Amount of Under or (Over) collection of the prior period BGS -
          TBC-Sold BGS Transition Property as computed under the methodology described in Attachment A-3.
E     =   Total amount required to be collected during the upcoming period through the BGS - TBC-Sold BGS Transition Property. (C plus D).
F     =   Projected kwh's that will be sold, delivered, billed and
          collected during the upcoming period. This amount is computed by multiplying forecasted kwh sales on a monthly basis times a percentage expected to be collected in cash each month subsequent to the sale. The collection percentage is developed based on historical collection experience. This methodology takes into account the collection lag and uncollectable
          experience inherent in PSE&G's electric sales. See Attachment
          A-4.
G     =   BGS - TBC-Sold BGS Transition Property before statutory addition of sales tax. (E divided by F)
H     =   BGS - TBC-Sold BGS Transition Property including statutory addition of sales tax. (G times 1.06)

Attachment A-2 - BGS - MTC - Tax: Charge Development and True-up
($ 000s)




                                                                             MONTH OF ISSUANCE __,
                                                                           -------------------------  -------------------------
    Tax Computation:

A Forecasted BGS - TBC-Sold BGS Transition Property Billed (excluding sales tax) (BGS - TBC-Sold BGS Transition Property Charge Rate times forecasted kwh sales)

B   Forecasted BGS - MTC-Tax Charges Billed (excluding sales tax) (BGS -
    MTC-Tax Charge Rate times forecasted kwh sales)                        _________________________  ___________________

C   Total Taxable Revenue

    Deductible Expenses/Income Inclusions:
    Interest accrued on Transition Bonds
    Amortization of BGS Transition Bond Issuance Costs

    Uncollectable Accounts
    Administration and Servicing Fees                                      _________________________  ___________________

D   Total Deductions                                                       _________________________  ___________________

E   New Jersey Taxable Income                                              _________________________  ___________________

F   New Jersey Tax Rate

G   New Jersey Tax

H   Federal Taxable Income

I   Federal Income Tax Rate

J   Federal Income Tax

K   Total Tax Obligation                                                   _________________________  ___________________

L   Less BGS - TBC-Sold BGS Transition Property Billed and                 N/A
    expected to be collected during the upcoming period

M   Tax Obligation to be Billed and collected during the upcoming
    period                                                                 _________________________  ___________________

N   True-up Adjustment for Under and (Over) collections of the             N/A
    prior period

O   Total BGS - MTC-Tax to be billed and collected during the
    period                                                                 _________________________  ___________________

P Projected kwh's to be delivered, billed and cash collected during the period (in millions)

Q   BGS - MTC - Tax Charge before sales tax (cents per kwh)

R   BGS - MTC - Tax Charge including sales tax (cents per kwh)


A     =   Total forecasted taxable revenue from the BGS - TBC-Sold BGS
          Transition Property equal to the BGS - TBC-Sold BGS Transition Property rate (excluding sales tax) Multiplied by forecasted kwh sales for the period.

B     =   Total forecasted taxable revenue from the BGS - MTC-Tax Charge equal to the BGS - MTC-Tax Charge rate (excluding sales tax) times forecasted kwh sales for the period. Note that this computation is circular since this amount is used in developing the BGS - TBC-Tax Charge rate. Therefore the amount of the BGS - MTC-Tax Charge Rate and forecasted taxable revenue must be solved simultaneously in an iterative computation.

C     =   Total taxable revenue associated with the transition bonds. (A plus B) (See Attachment A-1)

D     =   All deductible expenses or adjustments associated with the BGS transition bonds. (See Attachment A-1) Amortization of BGS Transition Bond Issuance costs equals issuance costs divided by term of the BGS transition bonds (10 years). Deduction for uncollectable accounts is estimated based on historical collection experience. The treatment of transaction, use of proceeds and hedge costs in computing the MTC-Tax are dependent upon whether such amounts are treated as pre-tax or after-tax amounts. See Attachment A-3 for complete discussion.

E     =   New Jersey Taxable Income (C minus D)

F     =   New Jersey statutory Corporate Income/Corporate Business Tax
          Rate (currently 9%)

G     =   New Jersey Corporate Income/Corporate Business Tax obligation associated with transition bond recovery ( E times F )

H     =   Federal Taxable Income (E minus G)

I     =   Federal statutory Corporate Income Tax Rate (currently 35%)

J     =   Federal Corporate Income Tax obligation associated with
          transition bond recovery (H times I)

K     =   Total Income Tax obligation (J plus G)

L     =   BGS - MTC - Tax Charge revenues billed in the prior period and expected to be collected in the current period. (prior period Q times kwhs billed during the prior period less actual prior period collections and expected uncollectable accounts) M = Amount of total Tax Obligation required to be funded through BGS - MTC collections during the period. (K minus L)

N     =   Amount of Under or (Over) collection of the prior period BGS - MTC
          - Tax Charge as computed under the methodology described in Attachment.

O     =   Total amount required to be collected during the upcoming
          period through the BGS - MTC - Tax Charge. (M plus N)

P     =   Projected kwh's that will be sold, delivered, billed and
          collected during the upcoming period. The amount is computed by multiplying forecasted kwh sales on a monthly basis times a percentage expected to be collected in cash each month subsequent to the sale. The collection percentage is developed based on historical collection experience. This methodology takes into account the collection lag and uncollectable experience inherent in PSE&G's electric sales. See Attachment A-4.

Q     =   BGS - MTC - Tax Charge before statutory addition of sales tax. (O divided by P)

R     =   BGS - MTC - Tax Charge including statutory addition of sales tax.
          (Q times 1.06)

                                Attachment A-3

  Development of the BGS Transition Bond Charge, Tax MTC and True-up Formula

The BGS Transition Bond Charge (TBC) is designed to insure full and timely recovery of all Bondable Stranded Costs including finance charges and related costs. A separate Tax MTC (hereinafter referred to as MTC-Tax) is designed to recover all income taxes associated with the TBC and MTC revenues. First, the TBC charge designed to service Transition Bonds (TBC-Sold Transition Property) is computed. Next, the Tax MTC, designed to recover the tax gross-up (MTC-Tax) is developed taking into account projected transition bond charges billed, projected Transition Bond interest expense accrued, the current statutory Federal Income or New Jersey Income tax rates and projected collections of the Tax MTC. The detailed mechanics of this procedure are described below:

Phase 1 - Development Transition Bond Charge: TBC-Sold Transition Property-Attachment A-2, Page 1

TBC-Sold Transition Property rate development: The TBC-Sold Transition Property rate is developed as follows: Subtract any expected collections of TBC-Sold Transition Property charges billed in the prior period from the scheduled debt service for the upcoming period (note that in developing the initial charge there are no prior period billed charges). Debt service includes principal, interest, administrative and servicing fees, overcollateralization, [straight-line amortization of unsecuritized hedge payments/receipts to/from third-party counterparty, if any, including interest accrued on the unrecovered balance at the weighted average yield on the transition bonds (note this amount may be reflected on a pre-tax or after-tax basis depending upon the methodology selected)] and any true-up amount computed below (note that there would be no true-up adjustment used in developing the initial charge) . This results in TBC-Sold Transition Property amount required to be billed and collected during the upcoming period. That result is then divided by projected KWH's of electric distribution throughout expected to be billed to customers and collected from customers during the next period. These collected KWH's are computed by multiplying monthly KWH's metered and billed by a collection curve which estimates the percent of customer payments received in each month following a billed sale. The result is a charge per KWH that will generate the expected collections necessary to pay required debt service and account for prior period shortfalls or excesses. The resulting TBC-Sold Transition Property charge is multiplied by 1-plus the New Jersey state sales tax rate to appropriately include sales tax in the charge.

Phase 2 - Tax Gross-up Adjustment: Tax MTC - Attachment A-2, Page 2 & 3

Tax Gross-up on Net Transition Bond Charges: The first step of the process is to compute the income tax due on the net projected TBC-Sold Transition Property and MTC-Tax revenue (excluding sales tax). This computation is made as follows: Add projected TBC-Sold Transition Property and MTC-Tax charges to be billed to customers during the upcoming period to determine Total accruable Taxable Revenue. (Note that this requires an iterative computation since the MTC-Tax charges billed are an input into the equation and also a function of the resulting MTC-Tax charge rate.) From Total Taxable Revenue, subtract projected accrued interest on the Transition Bonds for the period, any accruable fees for administrative or servicing services to be provided to the SPE, any tax deductible amortization of Transition Bond issuance costs (limited, in aggregate, to the amount recoverable through TBC charges), and any projected allowable deduction for uncollectable accounts. Treatment of transaction costs, use of proceeds costs and hedging costs is dependent upon whether such amounts are reflected in the securitization and TBC charge development on a pre-tax or after-tax basis. If an after-tax methodology is employed, no deduction is subtracted related to debt retirement and use of proceeds costs since these amounts were bonded on an after-tax basis and accordingly require a full tax gross-up. [If the amount paid/received for the hedge to/from a third party counterparty is taxable/deductible when made, such payment will be securitized net of tax and as such, no deduction/inclusion will be made in the MTC-Tax related to such payment. If however, such amount is not taxable/deductible when made, then the pre-tax amount will be securitized and an annual deduction/inclusion will be reflected in the MTC-Tax calculation equal to the amount deductible/includable for income tax purposes.] If the pre-tax methodology is employed, a deduction will be subtracted in computing the MTC-Tax, to the extent permitted by the tax law, for all debt retirement and use of proceeds costs. In addition, a deduction/inclusion will be reflected in the MTC-Tax calculation equal to the amount of hedge payment/receipt to/from the third party counterparty to the extent deductible/includable for income tax purposes. The result is New Jersey
(NJ) state taxable income from net the combined charges. Multiply this amount by the NJ state income/CBT tax rate in effect for the period, currently 9%. This results in NJ tax associated with Net combined charges. Subtract the NJ tax so computed from NJ state taxable income to derive federal taxable income from net combined charges. Multiply this result by the statutory regular federal income tax rate in effect for the period, currently 35%, and the result is federal income tax from associated with Net combined charges. Add computed federal and NJ income tax amounts together to derive total income tax associated with Net combined charges.

MTC-Tax charges billed in the prior year but expected to be collected in the upcoming year are subtracted from the estimated total income tax liability associated with the Net combined charges to derive the expected tax liability required to be billed and collected during the subsequent year (note that this step is not applicable in developing the initial charge). To that result any true-up adjustment computed below is added or subtracted (not applicable for initial charge). The result is then divided by projected KWH's of electric distribution through-put expected to be billed to customers and collected from customers during the next period as developed in Phase 1. The result is a charge per KWH that will generate the expected collections necessary to pay the forecasted tax liability resulting from net combined charge revenues in the upcoming period. The resulting MTC-Tax charge is multiplied by 1+ the New Jersey state sales tax rate to appropriately add sales tax to the charge.

Computing True-up Adjustments

True-up adjustments are designed to adjust the charges to ensure that the cost of Transition Bonds, related fees and taxes are fully and timely recovered from customers and that customers pay no more than is required to satisfy these costs. As in the case of the development of the TBC and MTC-Tax charges, the true-up adjustments are completed in two steps - Step one for the TBC-Sold Transition Property charge and Step two for the MTC-Tax charge.

Step 1: TBC - Sold True-up Adjustment

The Transition Bond Charge (TBC) is to be adjusted at least annually to ensure full and timely recovery of all Bondable Stranded Costs, finance charges and related costs. The adjustment is computed as follows:


1. TBC Shortfalls: TBC-Sold Transition Property collections are remitted to the trustee and used to service the Transition Bonds and pay related expenses. To the extent TBC collections are insufficient to fund required debt service, the trustee will fund the shortfall first with any excess collection from a prior period, then over-collateralization pool funds held by the trustee and then with equity capital of the SPE. If these two additional amounts are not sufficient to fund debt service, the trustee will pay interest on the Bonds first and then principal to the extent of remaining funds. To the extent over-collateralization or equity funds are used to service debt, these amounts will be added as a true-up adjustment to be factored in to the subsequent periods TBC charge to fully replenish those accounts to their scheduled amounts within the next period months. In addition, any principal shortfall will be added to the subsequent years TBC charge via the true-up.

2. TBC Over-collections: To the extent, TBC charges collected are in excess of the amount needed for current debt service requirements, the excess is first applied to reduce any shortfalls from prior periods computed under
     (1) above. TBC excess is next applied to restore the SPE capital account to its scheduled balance. Excesses are then applied to restore the over-collateralization pool to its scheduled level. Any remaining excess is retained in a Reserve account maintained by the trustee. These amounts are invested by the trustee in eligible investments and are retained by the trustee until they are required to service debt, replenish accounts to their scheduled levels or until the next periodic true-up which ever comes first. Any balance in the Reserve account including interest on hand at the time of periodic true-up is subtracted as a true-up adjustment in determining the subsequent period's TBC charge.

3. Investment Earnings on the trust accounts held by the bond trustee (other than the Capital Account) will be used to service debt or fund or replenish the trust accounts to their required levels and if not needed for that purpose will be retained in the Reserve Account and will be subtracted as a true-up adjustment as of the next true-up date.

4. Periodic True-up: On at least an annual basis, any true-up adjustment, addition or subtraction, computed above will be used to develop a new TBC-Sold Transition Property rate for the up-coming year. This amount will be added or subtracted to the amount of required debt service used in developing the TBC-Sold Transition Property charge for the subsequent period described in Phase One above.

Step 2 - MTC-Tax True-up Adjustment

1. Using the methodology described in Phase 2 above, compute the income tax associated with Net combined charges for the prior period by substituting actual amounts for the prior period for the projected amounts.

2. Compute Tax True-up amount: Subtract: Subtract the tax liability computed in (1) above from the actual MTC-Tax collections for the same period to derive the shortfall or over-collection with respect to taxes. Interest (consistent with the methodology outlined on page 116, item 6 of the Restructuring Order) will be added to any over or under collection to ensure that no party is economically harmed by any such over or under collection. The net adjustment plus accrued interest will be added or subtracted to the projected amount of total income tax associated with Net combined charges used in developing the MTC-Tax charge for the subsequent period described in Phase 2 above.

Attachment A-4


Computation of KWHs Billed and Collected


                                Billing    Second      Third     Fourth      Fifth      Sixth    Seventh
Residential                      Month      Month      Month      Month      Month      Month     Month    Uncollectable
                               --------  ----------  ---------  ---------  ---------  ---------  --------  -------------

Collection Curve Data:
Percent of Billed Sales
    Collected by Month              %          %          %          %          %          %         %          %




   Month Billed                           Total KWHs
                                           Billed &
                       KWHs Billed         Collected
      Year 1            (millions)        (millions)          KWH Billings Collected by Month in Millions of KWHs
----------------    -----------------  ----------------    ---------------------------------------------------------

January
February
March
April
May
June
July
August
September
October
November
December             _______________   ________________    __________________________________________________

Total                ===============   ================    ==================================================


      Year 2
-----------------
January
February
March
April
May
June
July
August
September
October
November
December            _______________   ________________    __________________________________________________

Total               ===============   ================    ==================================================



Attachment A-4


Computation of KWHs Billed and Collected


                                Billing    Second      Third     Fourth      Fifth      Sixth    Seventh
Commercial                       Month      Month      Month      Month      Month      Month     Month    Uncollectable
                                -------- ---------   ---------  ---------  ---------  ---------  --------  -------------
Percent of Billed Sales
    Collected by Month              %          %          %          %          %          %         %          %





   Month Billed                           Total KWHs
                                           Billed &
                       KWHs Billed         Collected
      Year 1            (millions)        (millions)          KWH Billings Collected by Month in Millions of KWHs
-----------------    ---------------   ---------------     -------------------------------------------------------
January
February
March
April
May
June
July
August
September
October
November
December             _______________   ________________    __________________________________________________

Total                ===============   ================    ==================================================


      Year 2
------------------
January
February
March
April
May
June
July
August
September
October
November
December            _______________   ________________    __________________________________________________

Total               ===============   ================    ==================================================



Attachment A-4


Computation of KWHs Billed and Collected


                                Billing    Second      Third     Fourth      Fifth      Sixth    Seventh
Industrial                       Month      Month      Month      Month      Month      Month     Month    Uncollectable
                                -------  ---------   ---------  ---------  ---------  ---------  --------  -------------

Percent of Billed Sales
    Collected by Month              %          %          %          %          %          %         %          %





   Month Billed                           Total KWHs
                                           Billed &
                       KWHs Billed         Collected
      Year 1            (millions)        (millions)          KWH Billings Collected by Month in Millions of KWHs
-----------------    ---------------   ----------------    ---------------------------------------------------------

January
February
March
April
May
June
July
August
September
October
November
December             _______________   ________________    __________________________________________________

Total                ===============   ================    ==================================================


      Year 2
------------------
January
February
March
April
May
June
July
August
September
October
November
December            _______________   ________________    __________________________________________________

Total               ===============   ================    ==================================================



                                                   Year 1        Year 2
                                                ------------- --------------

                                Residential
                                Commercial
                                Industrial      _____________ ______________

                                Total           ============= ==============



Page 3 of 3

                                     F-10